EXHIBIT 99.1
                                        FORM OF PROSPECTUS SUPPLEMENT


                                   SUBJECT TO COMPLETION, DATED MARCH _, 1997
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED ____________ __, 199_)
                                 $_____________

                           __________________________
                                PREFERRED CREDIT
                                   CORPORATION
                           __________________________

                          PREFERRED CREDIT CORPORATION
                                    (Seller)
                      PREFERRED SECURITIZATION CORPORATION
                                   (Depositor)
            Preferred Consumer Loan Asset Backed Certificates, Series 199__-__
                    $_______________%Class A-1 Certificates
                    $_______________% Class A-2 Certificates
                    $_______________% Class A-3 Certificates
                    $_______________% Class A-4 Certificates
                    $_______________% Class A-5 Certificates
                    $_______________% Class A-6 Certificates

         (Principal and interest payable on the twenty-fifth day of each month beginning in ________ __, 199_).
                             ______________________

The Preferred Consumer Loan Asset Backed Certificates, Series 199_-_ (the "Certificates") will represent beneficial interests in a trust, the assets of which will consist primarily of a pool of fixed rate, closed-end no or low equity loans secured by mortgages, which are generally subordinate liens, on residential one-to-four-family properties (the "Mortgage Loans" and together with all other assets of the trust fund, including any funds on deposit in the Capitalized Interest Account (as defined herein) and the Pre-Funding Account (as defined herein), the "Trust Fund") originated or purchased by Preferred Credit Corporation (the "Seller") in the ordinary course of its business and conveyed, together with certain related property described herein, by the Seller to Preferred Securitization Corporation (the "Depositor") and then conveyed by the Depositor to the Trust Fund. The Trust Fund will be created and the Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among the Depositor, the Seller, Advanta Mortgage Corp. USA, as servicer (the "Servicer") and ______________, as Trustee. See "Description of the Certificates" herein.

The Depositor has caused ______________ (the "Certificate Insurer") to issue a certificate guaranty insurance policy (the "Certificate Insurance Policy") for the benefit of the Class A Certificateholders pursuant to which it will guarantee certain payments to the Class A Certificateholders as described herein.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE __ HEREIN AND ON PAGE __ OF THE ACCOMPANYING PROSPECTUS.

                                 ______________

THE CLASS A CERTIFICATES WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF
THE DEPOSITOR, THE TRUSTEE, THE SELLER, THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CLASS A CERTIFICATES WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                     PRICE TO                UNDERWRITING          PROCEEDS TO THE
                                     PUBLIC(1)                DISCOUNT             DEPOSITOR (1)(2)

Class A-1 Certificates........
Class A-2 Certificates........
Class A-3 Certificates........
Class A-4 Certificates........
Class A-5 Certificates........
Class A-6 Certificates........
Total.........................


___________________

(1) Plus accrued interest, if any, at the applicable Pass-Through Rate from _________ __, 199__.
(2) Before deducting expenses payable by the Depositor, estimated to be $_______.

The Class A Certificates are offered by _______________ (the "Underwriter") when, as and if delivered to and accepted by the Underwriter, subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. It is expected that the Class A Certificates will be delivered through the Same Day Funds Settlement system of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System on or about ___________, ____. ___________
                               _________________

The date of this Prospectus Supplement is ________ __, 199_.

(Continued from the cover page)

The Certificates will consist of six classes of senior Certificates (respectively, the "Class A-1 Certificates," the "Class A-2 Certificates," the "Class A-3 Certificates," the "Class A-4 Certificates," the "Class A-5 Certificates" and the "Class A-6 Certificates" and collectively the "Class A Certificates"), and one or more classes of subordinate Certificates, (collectively, the "Subordinate Certificates"), which term includes any REMIC "residual interests" (a "Residual Certificate")). Only the Class A Certificates are being offered hereby.

     The Class A Certificates will have an initial aggregate principal balance of $___________, and the Subordinate Certificates will have an initial aggregate principal balance of approximately $__________. The Class A Certificates will initially evidence a _____% undivided interest in the principal of the Mortgage Loans and a ___% undivided interest in the Pre-Funding Account. The Subordinate Certificates will initially evidence a ____% interest in the principal of the Initial Mortgage Loans, together with certain excess interest. The Seller considers the underwriting policy under which the Mortgage Loans are underwritten to be analogous to credit lending, rather than equity lending, since its underwriting decisions are based primarily on the borrower's ability and willingness to repay and only secondarily on the potential value of the collateral upon foreclosure. Approximately ____% of the Initial Mortgage Loans by aggregate principal balance as of the Cut-off Date (as defined herein) are secured by Mortgaged Properties located in California. See "Risk Factors--Geographic Concentration" in this Prospectus Supplement (the "Prospectus Supplement") and "Risk Factors--Underwriting Standards May Affect Performance" and "The Seller--Underwriting Standards" in the accompanying Prospectus.

Additional mortgage loans (the "Subsequent Mortgage Loans") may be purchased by the Trust Fund from time to time on or before ________ __, 199_ from funds on deposit in the pre-funding account (the "Pre-Funding Account"). On the Closing Date aggregate cash amounts of approximately $__________ and approximately $_________, respectively, from the proceeds of the sale of the Class A Certificates will be deposited with the Trustee in the Pre-Funding Account and the Capitalized Interest Account (as defined herein), respectively.

Distributions in respect of interest will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, commencing on _______ __, 199_ (each, a "Distribution Date"), to the holders of the Class A Certificates to the extent described herein. On each Distribution Date, the amount of interest distributed in respect of the Class A Certificates will equal the interest accrued on the Certificate Principal Balance (as defined herein) of the Class A Certificates immediately prior to such Distribution Date at the applicable Class A Pass-Through Rate during the calendar month immediately preceding the month in which such Distribution Date occurs and will be calculated on the basis of a 360-day year assumed to consist of twelve 30-day months.

One or more real estate mortgage investment conduit ("REMIC") elections will be made with respect to certain assets of the Trust Fund for federal income tax purposes. As described more fully herein, the Class A Certificates and Subordinate Certificates (other than the Residual Certificates) will constitute "regular interests" in a REMIC and the Residual Certificates will constitute a "residual interest" in a REMIC. See "Summary--Federal Income Tax Consequences" and "Federal Income Tax Consequences" herein.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF EACH CLASS OF CLASS A CERTIFICATES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

The Certificates will be part of a separate series of Consumer Loan Asset
Backed Certificates being offered by the Depositor from time to time pursuant to a Prospectus dated ________ __, 199_ (the "Prospectus"), of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information about the offering of the Class A Certificates that is not contained herein, and prospective investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Class A Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                                     SUMMARY

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto elsewhere in this Prospectus Supplement or in the Prospectus. See the Index of Principal Terms for the location herein of certain principal terms.

Securities Issued..............  Preferred Consumer Loan Asset Backed
                                 Certificates, Series  199_ (the
                                 "Certificates") will be issued
                                 pursuant to a  pooling and servicing
                                 agreement, to be dated as of
                                 ________ __, 199_ (the "Pooling and
                                 Servicing  Agreement"), among
                                 Preferred Securitization Corporation,
                                 as depositor (the "Depositor"),
                                 Preferred Credit Corporation  (in its
                                 capacity as the seller to the
                                 Depositor, the "Seller"),  Advanta
                                 Mortgage Corp. USA ("Advanta," or in
                                 its capacity  as servicer, the
                                 "Servicer") and ______________, a
                                 ___________ (the "Trustee").

                                 The Certificates will consist of six
                                 classes (each, a "Class")  of senior
                                 Certificates (respectively, the
                                 "Class A-1  Certificates," the "Class
                                 A-2 Certificates," the "Class A-3
                                 Certificates," the "Class A-4
                                 Certificates," the "Class A-5
                                 Certificates," and the "Class A-6
                                 Certificates" (collectively,  the
                                 "Class A Certificates")) and one or
                                 more Classes of  subordinate
                                 Certificates (the "Subordinate
                                 Certificates,"  which term includes
                                 any REMIC "residual interests" (a
                                 "Residual Certificate")).

                                 The Certificates will be issued in
                                 the amounts (with respect  to each
                                 Class, the "Initial Certificate
                                 Principal Balance")  and bear the
                                 pass-through rates (with respect to each Class, the "Pass-Through Rate") set forth below:



                                         INITIAL CERTIFICATE      PASS-THROUGH
               CLASS                      PRINCIPAL BALANCE           RATE

               Class A-1 Certificates     $_________              _____%
               Class A-2 Certificates     $_________              _____%
               Class A-3 Certificates     $_________              _____%
               Class A-4 Certificates     $_________              _____%
               Class A-5 Certificates     $_________              _____%
               Class A-6 Certificates     $_________              _____%

Securities Offered...........    The Class A Certificates are the only
                                 Certificates being  offered hereby.
                                 The Class A Certificates will be
                                 issued in book-entry form in minimum
                                 denominations of [$1,000] and integral
                                 multiples of [$1] in excess thereof.
                                 The Class A Certificates initially will be represented by certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC").
                                 Certificates representing the Class
                                 A Certificates will be issued in definitive form only under the limited circumstances described herein. All references herein to "holders" or "holders of the Class A
                                 Certificates" shall reflect the rights of beneficial owners of Class A Certificates issued in book-entry form ("Certificate
                                 Owners") as they may indirectly exercise such rights through DTC in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe, and participating members thereof, except as otherwise specified herein. See
                                 "Risk  Factors--Limited Liquidity and
                                 Fluctuation in Value from Market
                                 Conditions--Book Entry Registration" and
                                 "Description of the Securities--Book Entry
                                 Registration" in the accompanying Prospectus.

                                 The Class A Certificates will evidence
                                 undivided interests in the Mortgage Loans and together with all other assets of the trust fund, including any funds on deposit in the Capitalized Interest Account (as defined herein) and the Pre-Funding Account (as defined herein)(collectively, the "Trust Fund"). The undivided percentage interest (the "Percentage Interest") of a Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A- 6 Certificate in distributions on the related Class of Certificates will equal the percentage obtained from dividing the denomination of such Certificate by the Initial Class A-1, Initial Class A-2, Initial Class A-3, Initial Class A-4, Initial Class A-5 or Initial Class A-6 Certificate Principal Balance, as the case may be.

                                 The Class A Certificates will not represent interests in or obligations of the Depositor, the Seller, the Servicer, the Trustee or any of their respective affiliates.
                                 Neither the  Class A Certificates nor
                                 the underlying Mortgage Loans will
                                 be insured or guaranteed by any
                                 governmental agency or instrumentality.


Cut-Off Date.  ............      The opening of business on ________, 199__.

Statistical Calculation
Date.  ...................       The close of business on __________, 199__.

Closing Date..............       On or about _________, 199__ (the "Closing
                                 Date").

Distributions.............       Distributions to the holders of the
                                 Certificates of a Class on each
                                 Distribution Date will be made in an
                                 amount equal to their respective
                                 Percentage Interests multiplied by
                                 the aggregate amount distributed on
                                 such Class of Certificates on such
                                 Distribution Date. So long as the
                                 Class A Certificates are registered
                                 in the name of Cede & Co., as
                                 nominee of DTC, distributions on each
                                 Distribution Date will be made to
                                 the holders of record of the related
                                 Class A Certificates (the
                                 "Certificateholders") as of the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs
                                 (each, a "Record Date"). As more fully
                                 described herein under "Description
                                 of the Certificates--Payment of
                                 Available Funds," distributions to
                                 Certificateholders  generally will be
                                 applied first to the payment of interest and interest shortfalls, second to any unpaid principal and third, if any principal is then due, to the payment of principal of the related Class of Certificates.
                                 Distributions on the Certificates
                                 will be made on the 25th day of each
                                 month (or, if such 25th day is not a
                                 Business Day, on the next succeeding
                                 Business Day) (each, a "Distribution
                                 Date").  "Business Day" shall mean
                                 any day other than (i) a Saturday or
                                 Sunday, or (ii) any day on which the
                                 Certificate Insurer or banking
                                 institutions located in the States of
                                 New York or California are authorized or obligated by law or executive order to close.

Description of the               The Certificates will represent the entire
Certificates.............        beneficial ownership interest in the Trust
                                 Fund. The assets of the Trust Fund will consist primarily of a pool of closed end loans (the "Mortgage Loans") secured by mortgages or deeds of trust on residential one-to-four-family properties, including townhouses and individual units in condominiums and planned unit developments
                                 (such properties, the "Mortgaged Properties" and such pool, the "Mortgage Pool"). See
                                 "Description of the Mortgage Loans" herein.
                                 In addition, the  Depositor has caused
                                 ________________ (the "Certificate
                                 Insurer") to issue a certificate guaranty insurance policy (the "Certificate Insurance
                                 Policy") relating to the Class A Certificates for the benefit of the Class A
                                 Certificateholders, pursuant to which it will guarantee certain payments to the Trustee for the benefit of the Class A
                                 Certificateholders, as described herein.
                                 The Trust Fund will be formed and the
                                 Certificates will be issued pursuant to the Pooling and Servicing Agreement.

                                 The Subordinate Certificates will have an original principal balance of approximately $_________, but such amount will increase by an amount equal to ____% of the principal balance of the Subsequent Mortgage Loans, if any.


                                 The Subordinate Certificates are not being offered hereby, and any information contained herein with respect to the Subordinate Certificates is provided only to permit a better understanding of the cash flow mechanics and subordination provisions of the Trust Fund, insofar as such mechanics and provisions are relevant to the Class A Certificates.

The Mortgage Pool........        The statistical information presented in
                                 this Prospectus Supplement concerning the pool of Initial Mortgage Loans is based on the pool as of the close of business on ________ __, 199__ (such date, the
                                "Statistical Calculation Date").  The pool
                                 aggregated $_________, as of the
                                 Statistical Calculation Date. The Seller expects that the actual pool as of the Closing Date will represent approximately
                                 $___________ in Initial Mortgage Loans.
                                 Initial Mortgage  Loans will represent
                                 Mortgage Loans acquired or to be
                                 acquired by the Seller on or prior to
                                 the Closing Date. In  addition, with
                                 respect to the pools as of the Statistical
                                 Calculation Date as to which statistical information is presented herein, some amortization of the pools will occur prior to the Closing Date. Moreover, certain loans included in the pools as of the Statistical
                                 Calculation Date may prepay in full, or may be determined not to meet the eligibility requirements for the final pools, and may not be included in the final poold.
                                 As a result of the foregoing, the
                                 statistical distribution of characteristics as of the Closing Date for the final
                                 Initial Mortgage Loan pool will vary somewhat from the statistical distribution of such characteristics as of the Statistical
                                 Calculation Date as  presented in this
                                 Prospectus Supplement, although
                                 such variance will not be material.
                                 Unless otherwise noted, all statistical
                                 percentages in this Prospectus
                                 Supplement are measured by the aggregate principal balance of the Mortgage Pool as of the Statistical Calculation Date.

                                 The Mortgage Loans to be included in the Trust Fund will be closed-end, fixed rate no or low equity loans secured by mortgages or deeds of trust, which are first or subordinate liens, on one-to-four family residential properties, ____% of which, as of the Statistical Calculation Date, are located in the State of California, and all of which have original terms to stated maturity of approximately ten through twenty years. The Monthly Payments for each Mortgage Loan are due on the dates of the month specified in the related Mortgage Note (as defined herein) (each, a "Due Date").
                                 See "Description of the Mortgage Loans"
                                 herein. The Mortgage Loans were underwritten in accordance with the underwriting standards of the Seller. See "Risk Factors--Geographic Concentration" herein and "--Underwriting Standards May Affect Performance" in the accompanying Prospectus.

                                 The related process of the Mortgage Loans are generally used to finance (i) debt consolidation, (ii) property improvements,
                                 (iii) the acquisition of personal property such as home appliances or furnishings,
                                 (iv) the purchase or  refinancing of
                                 residential one- to four-family
                                 properties, and (v) a combination of debt consolidation, property improvements and other consumer purposes.

                                 In addition to the Mortgage Loans acquired by the Trust Fund on the Closing Date
                                 (such Mortgage Loans, the "Initial
                                 Mortgage Loans"), the Trust Fund may acquire up to approximately $________ in additional Mortgage Loans, (the "Subsequent Mortgage Loans") during the three-month period commencing on the Closing Date. The Subsequent Mortgage Loans, if available, will be originated by the Seller, sold by the Seller to the Depositor and then sold by the Depositor to the Trust
                                 Fund. The Subsequent Mortgage Loans,
                                 as well as all Mortgage Loans, must
                                 conform to certain specified characteristics. See "Pre-Funding Feature" below.

Prepayment and Yield
Considerations...........        In general, the Mortgage Loans may be prepaid
                                 at any time without penalty and, accordingly, the rate of principal payments thereon is likely to vary from time to time. The Class A
                                 Certificates may be sold at a discount to their principal amounts. A slower than anticipated rate of principal payments on the Mortgage Loans is likely to result in a lower than anticipated yield on the Class A Certificates if they are purchased at a discount. See "Prepayment and Yield Considerations" herein and
                                 "Risk Factors--Negative  Effect of
                                 Prepayments on Average Life" in the
                                 accompanying Prospectus.

Pre-Funding Feature......        On the Closing Date, approximately
                                 $__________ (the  "Original Pre-Funded
                                 Amount") will be deposited with the Trustee and used by the Trust Fund to purchase the Subsequent Mortgage Loans.

                                 The Trust Fund will be obligated, subject to the satisfaction of certain conditions described herein, to purchase the
                                 Subsequent Mortgage Loans from time to
                                 time during th Pre-Funding Period
                                 defined below, subject to the availability thereof. In connection with each purchase of Subsequent Mortgage Loans, the Trust Fund will be required to pay to the Depositor a cash purchase price of _____% of the principal amount thereof from the Pre- Funding Account; the remaining ____% will be evidenced by an increase in the Subordinate Certificate Principal Balance; as a result of the foregoing, the Trust Fund may acquire up to approximately $_________ aggregate principal balance of Subsequent Mortgage Loans, based on the original cash deposit of approximately $_________ to the Pre-Funding Account. The Depositor will designate as a cut-off date (each a "Subsequent Cut-Off Date") (i) the last day of the month preceding the month in which Subsequent Mortgage Loans will be conveyed by the Depositor to the Trust
                                 Fund or (ii) the date of origination, if any such Subsequent Mortgage Loan is originated in the month of conveyance by the Depositor to the Trust Fund (each a "Subsequent Transfer Date") occurring during the Pre-Funding Period (as defined herein). The Trust Fund may purchase the Subsequent Mortgage Loans only from the Depositor and not from any other person. See "Description of the Mortgage Loans."

                                 The "Pre-Funding Period" is the period
                                 from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than [$50,000], (ii) the date on which an Event of Default occurs under the Pooling and Servicing Agreement or
                                 (iii) __________ __,  199__.  The
                                 amount on deposit in the Pre-Funding
                                 Account will be reduced during the
                                 Pre-Funding Period by the amount
                                 thereof used to purchase Subsequent
                                 Mortgage Loans. Any amount remaining
                                 in the Pre-Funding Account at the
                                 end of the Pre-Funding Period will be
                                 distributed to the Class A Certificates
                                 as an additional distribution of principa on the Distribution Date which follows the end of the Pre-Funding Period.

Capitalized Interest
Account..................        On the Closing Date, the Trustee,from
                                 amounts received from the Depositor, will be required to deposit a portion of the proceeds of the sale of the Class A
                                 Certificates in an account (the "Capitalized
                                 Interest Account") in the name of the
                                 Trustee on behalf of the Trust Fund.
                                 The amount deposited therein will be used, as necessary, by the Trustee during the Pre-Funding Period to fund the negative arbitrage on the Pre-Funding Account monies. Any amounts remaining in the Capitalized Interest Account on the
                                 Distribution Date which follows the
                                 end of the Pre-Funding  Period and
                                 not used for such purpose on such
                                 Distribution  Date are required to be
                                 paid directly to the holders of the
                                 Subordinate Certificates on such
                                 Distribution Date.

Mortgage Interest Rate.....      The "Mortgage Interest Rate" of each
                                 Mortgage Loan is the per annum interest
                                 rate required to be paid by the mortgagor under the terms of the related mortgage note (the "Mortgage Note"). The Mortgage
                                 Interest Rate borne by each Mortgage Loan is fixed on the related Mortgage Note.

Interest Distributions......     On each Distribution Date, the
                                 holders of the Class A  Certificates
                                 will be entitled to receive, to the
                                 extent of  amounts available for
                                 distribution as described herein,
                                 interest distributions in an amount
                                 equal to the sum of (i) interest
                                 accrued for the related Accrual
                                 Period (as defined   herein) on the
                                 related Class A Principal Balance
                                 immediately prior to such
                                 Distribution Date at the applicable
                                 Class A Pass-Through Rate and (ii)
                                 the portion of the related Class A
                                 Carry-Forward Amount (as defined
                                 herein), allocable to interest (the
                                 "Class A Interest  Distribution
                                 Amount").

                                 Interest on the Class A Certificates
                                 will accrue at the  applicable Class A
                                 Pass-Through Rate during the
                                 calendar month immediately preceding
                                 the month in which such  Distribution
                                 Date occurs (each, an "Accrual Period").
                                 See "Description of the Certificates" herein.

Principal Distributions.....     The "Class A Principal Balance"
                                 represents the maximum  specified
                                 dollar amount of principal to which
                                 the Holders of the Class A Certificates are entitled on the assets in the Trust
                                 Fund. The "Class A Principal Balance" at any time is equal to the Class A Principal
                                 Balance as of the Cut- Off  Date (the
                                 "Original Class A Principal Balance")
                                 minus the aggregate, cumulative amounts actually distributed as principal to the Class A Certificateholders. See "Description of the Certificates--Payment of
                                 Available Funds" and "The Certificate
                                 Insurance Policy and The Certificate
                                 Insurer" herein.

                                 For purposes of receiving distributions
                                 with respect to principal, the
                                 Class A Certificates have been divided
                                 into six "sequential paying" classes. On each Distribution Date until the Class A-1 Principal Balance has been reduced to zero, the Holders of the Class A-1 Certificates will be entitled to receive 100% of the distribution with respect to the Class A Principal
                                 Distribution Amount on such
                                 Distribution Date.  After the Class A-1
                                 Certificate Principal Balance has
                                 been reduced to zero, the Holders of
                                 the Class A-2 Certificates will be
                                 entitled to receive 100% of such
                                 distributions with  respect to
                                 principal until the Class A-2
                                 Certificate Principal Balance has
                                 been reduced to zero.  After the
                                 Class A-2 Certificate Principal
                                 Balance has been reduced to zero, the

                                 Holders of the Class A-3 Certificates
                                 will be entitled to  receive 100% of
                                 such distributions with respect to
                                 principal until the Class A-3
                                 Certificate Principal Balance has
                                 been reduced to zero. After the
                                 Class A-3 Certificate Principal
                                 Balance has been reduced to zero, the
                                 Holders of the Class A-4
                                 Certificates shall be entitled to
                                 receive 100% of such distributions
                                 with respect to principal until the
                                 Class A-4 Certificate Principal
                                 Balance has been reduced to zero.
                                 After the Class A-4 Certificate
                                 Principal Balance has been  reduced
                                 to zero, the Holders of the Class A-5
                                 Certificates  shall be entitled to
                                 receive 100% of such distributions
                                 with respect to principal until the
                                 Class A-5 Certificate Principal
                                 Balance has been reduced to zero.
                                 After the Class A-5 Certificate Principal
                                 Balance has been reduced to zero,
                                 the Holders of the Class A-6
                                 Certificates shall be entitled to
                                 receive 100% of remaining distributions
                                 of principal.

                                 Holders of the Class A Certificates
                                 will be entitled to  receive on each
                                 Distribution Date, to the extent of
                                 amounts available for distribution
                                 (as described herein) remaining
                                 after interest on the Class A
                                 Certificates is distributed, the
                                 "Senior Principal Distribution
                                 Amount," which will  generally
                                 reflect principal collections on the
                                 Mortgage Loans with respect to the
                                 prior calendar month (the
                                 "Collection Period"), together with
                                 an amount (which may  not, on any
                                 particular Distribution Date, be the
                                 full necessary amount) necessary to
                                 increase the actual Overcollateralization
                                 Amount to its Required Overcollateralization
                                 Level, and minus an amount intended
                                 to reduce any excess Overcollateralization
                                 Amount.

                                 Specifically, the "Class A Principal
                                 Distribution Amount"  for a
                                 Distribution Date will equal:

                                      (a) the sum, without duplication, of:

                                      (i) the portion of the Class A
                                 Carry-Forward  Amount which relates
                                 to a shortfall in a distribution of a
                                 related Overcollateralization Deficit,

                                     (ii) all scheduled and
                                 unscheduled amounts relating to
                                 principal with respect to the
                                 Mortgage Loans received by  the
                                 Servicer during the prior Collection
                                 received by the Trustee,

                                     (iii) the Principal Balance of
                                 each Mortgage Loan  that either was
                                 repurchased by the Seller or by the
                                 Depositor to the extent such
                                 Principal Balances are actually
                                 received by the Trustee,

                                      (iv) any Substitution
                                 Adjustments (as defined  herein)
                                 delivered by the Depositor or the
                                 Seller on the related Servicer
                                 Remittance Date in connection with a
                                 substitution of a Mortgage Loan, to
                                 the extent such  Substitution
                                 Adjustments are actually received by
                                 the Trustee,

                                       (v) the net Liquidation Proceeds
                                 (as defined herein) collected by the
                                 Servicer of all the Mortgage Loans
                                 during the prior calendar month (to
                                 the extent such net Liquidation
                                 Proceeds are related to principal) to
                                 the extent actually received by the
                                 Trustee,

                                       (vi) any monies released from
                                 the Pre-Funding  Account as a
                                 prepayment of Class A Certificates on
                                 the Distribution Date which
                                 immediately follows the end of the
                                 Pre-Funding Period,

                                      (vii) the proceeds received by
                                 the Trustee of any  termination of
                                 the Trust Fund (to the extent such
                                 proceeds related to principal),

                                     (viii) the amount of any
                                 Overcollateralization  Deficit (as
                                 defined herein) for such Distribution Date,

                                       (ix) without duplication of
                                 amounts distributed  under clause
                                 (viii) above, the amount of any
                                 related Overcollateralization
                                 Increase Amount (as defined herein)
                                 for such Distribution Date; minus

                                        (b) the amount of any
                                 Overcollateralization  Reduction
                                 Amount (as defined herein) for such
                                 Distribution  Date.

                                 In no event will the Class A
                                 Principal Distribution Amount with
                                 respect to any Distribution Date be
                                 less than zero or greater than the
                                 Class A Principal Balance of the
                                 Class A Certificates.

                                 The actual amount distributed with
                                 respect to the Class A Certificates
                                 on any Distribution Date is the
                                 "Class A Distribution Amount" for
                                 such Distribution Date.

                                 Upon the earlier of (a) the date on
                                 which any payment due or portion
                                 thereof with respect to a Mortgage
                                 Loan has become delinquent for a
                                 period of 180 consecutive days, (b)
                                 the time at which a Mortgage Loan
                                 becomes a Liquidated Loan or (c) the
                                 date on which the Holder of the
                                 Subordinate Certificates repurchases
                                 such Mortgage Loan as described
                                 under "Servicing of the Mortgage
                                 Loans--Realization Upon  a Sale of
                                 Defaulted Mortgage Loans" herein,
                                 such Mortgage Loan will become a
                                 "Charged-off Loan."  Once a Mortgage
                                 Loan becomes a Charged-off Loan, its
                                 Principal Balance, for purposes of
                                 the Trust Fund, will thereafter be
                                 considered to be zero.

                                 A "Liquidated Loan" is a Mortgage
                                 Loan as to which the  Servicer, in
                                 its reasonable, good faith business
                                 judgment in accordance with Accepted
                                 Servicing Practices (as defined
                                 herein), has determined that all
                                 amounts which will be  recovered with
                                 respect to such Mortgage Loan have
                                 been so recovered (exclusive of any
                                 possibility of a deficiency judgment).

                                 An amount to cover any loss on a
                                 Charged-off Loan may or  may not be
                                 distributed to the Holders of the
                                 Class A Certificates on the
                                 Distribution Date which immediately
                                 follows such Mortgage Loan becoming a
                                 Charged-off Loan.  However, the
                                 Holders of the Class A Certificates
                                 are entitled to receive ultimate
                                 recovery of any loss on the Mortgage
                                 Loans which receipt will be no later
                                 than the Distribution Date occurring after cumulative losses on Charged-off Loans result in an Overcollateralization Deficit.

Credit Enhancement...........    The credit enhancement provided for the
                                 benefit of the Class A
                                 Certificateholders consists of (a)
                                 the Overcollateralization provided
                                 by the Subordinate Certificate
                                 Principal Balance, as thereafter
                                 augmented by the acceleration
                                 feature described below, which
                                 together with the subordination
                                 mechanics utilize the internal cash
                                 flows of the Mortgage Loans, and (b) the Certificate Insurance Policy. See
                                 "Description of the Certificates--
                                 Overcollateralization, Subordination
                                 Provisions and Support Features" herein.

A. Overcollateralization......   The Overcollateralization feature of
                                 the Trust Fund is a  result of the
                                 aggregate debt service requirements
                                 of the Class A Certificates being
                                 less than the Trust Fund's aggregate
                                 expected revenues, such revenues
                                 being the expected collections and
                                 recoveries on the Mortgage Loans.
                                 The Overcollateralization is evidenced
                                 by the Subordinate Certificates, which
                                 represent the right to receive excess
                                 principal (which initially equals the
                                 Overcollateralization  Amount (as
                                 defined below) on the Cut-off Date)
                                 and excess interest (the excess of
                                 interest collectons on the Mortgage
                                 Loans over Class A Certificate
                                 interest, plus fees).

                                 The Pooling and Servicing Agreement
                                 defines the "Overcollateralization Amount" to be, as of the end of the related Collection Period, the excess of the sum of (i) the amount then on deposit in the Pre-Funding Account and (ii) the then outstanding aggregate Principal Balance of the Mortgage Loans over the then outstanding Class A Principal Balance. Following the Closing Date, the Overcollateralization provisions will result in a limited acceleration of the Class A Certificates relative to the amortization of the Mortgage Loans in the early months of the transaction.
                                 The accelerated amortization is
                                 achieved by the application of 100%
                                 of principal payments on the Mortgage
                                 Loans and certain excess interest
                                 (i.e., the cash flows otherwise payable
                                 to the Subordinate Certificates) to the
                                 payment of the Class A Principal Balance until the Overcollateralization Amount reaches a target level (the "Required Overcollateralization Level") mandated by the Certificate Insurer.
                                 Once the Required Overcollateralization
                                 Level is reached, and subject to the
                                 provisions described in  the next
                                 paragraph, the acceleration feature
                                 will cease, unless necessary to
                                 maintain the actual Overcollateralization
                                 Amount at the Required Overcollateralization
                                 Level in effect at that time.

                                 The Pooling and Servicing Agreement
                                 provides that, subject to certain trigger tests, the Required Overcollateralization Level may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the related Class A Certificates to increase the actual Overcollateralization Amount to the Required Overcollateralization
                                 Level; a decrease would result in a
                                 temporary period of decelerated
                                 amortization to reduce the actual
                                 Overcollateralization Amount to the
                                 Required Overcollateralization Level.

B. Subordination..........      The rights of the holders of the
                                Subordinate Certificates to receive
                                distributions with respect to the
                                Mortgage Loans in  the Trust Fund
                                will be subordinated, to the extent
                                described herein, to such rights of the
                                holders of the Class A Certificates.
                                This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their principal and scheduled monthly payments of interest and to afford such holders protection against losses on the
                                Mortgage Loans.

                                The protection afforded to the holders
                                of the Class A Certificates by means
                                of the subordination of the Subordinate
                                Certificates will be accomplished by the preferential right of the Class A Certificateholders to receive, prior to any distribution being made on a Distribution Date in respect of the Subordinate Certificates, the amounts of interest and principal due them on each Distribution Date out of the Available Funds on such date in the Certificate Account and, if necessary, by the right of such Class A Certificateholders to receive future distributions of Available
                                Funds that would otherwise be payable
                                to the holders of the Subordinate
                                Certificates. See "Description of the
                                Certificates--Overcollateralization,
                                Subordination Provisions and Support
                                Features" herein.

C. The Certificate Insurance
   Policy..............         The Certificate Insurer will issue a
                                certificate guaranty insurance policy
                                (the "Certificate Insurance Policy")
                                with respect to the Class A Certificates, pursuant to which it will irrevocably and unconditionally guarantee payment to the Trustee for the benefit of the Holders of the Class A Certificates as further described herein, an amount that will insure that the full amount of the Insured Distribution Amount is available for distribution by the Trustee to the Class A
                                Certificateholders on such Distribution
                                Date. The "Insured Distribution Amount" for a
                                Distribution Date  equals the sum of
                                (i) the Class A Interest Distribution
                                Amount and (ii) the Overcollateralization
                                Deficit. The Certificate Insurance Policy does not guarantee the Class A Certificates any specified rate of prepayments. A payment by the Certificate Insurer under the Certificate Insurance Policy is referred to herein as an "Insured
                                Payment."  The Certificate Insurer will
                                be entitled to reimbursement for all Insured
                                Payments together with interest thereon.
                                See "The Certificate Insurance Policy
                                and The Certificate Insurer" herein.

Mandatory Prepayment of
Class A Certificates.........   The Original Pre-Funded Amount may be
                                used to acquire  Subsequent Mortgage
                                Loan If by the end of the Pre-Funding
                                Period, not all of the Original
                                Pre-Funded Amount has been  used to
                                acquire Subsequent Mortgage Loans,
                                then the Class  A Certificates will
                                be prepaid in part on the Distribution
                                Date which follows the end of the Pre-Funding
                                Period, from and to the extent of such
                                remaining funds.

The Certificate Insurer......   ______________ (the "Certificate
                                Insurer"). See "The Certificate Insurance
                                Policy and The Certificate Insurer" herein.

Servicing of the Mortgage
Loans.......................   The Servicer has agreed to service
                               the Mortgage Loans on a "scheduled/actual" basis (i.e., the Servicer is responsible for advancing scheduled payments of interest to the extent described in "--Delinquency Interest Advances and
                               Compensating Interest" below) in
                               accordance with the  Pooling and
                               Servicing Agreement and to cause the
                               Mortgage Loans to be serviced with
                               the same care as it  customarily
                               employs in servicing and administering
                               mortgage loans of the same type for its
                               own account in accordance with accepted
                               mortgage servicing practices of prudent
                               lending institutions.

Credit Quality of Loans.....   The Seller considers the underwriting
                               policy under which  the Mortgage Loans
                               are underwritten to be analogous to
                               credit lending, rather than equity
                               lending, since its underwriting decisions are based primarily on the borrower's ability and willingness to repay and only secondarily on the potential value of the collateral upon foreclosure. Loan decisions are based primarily on an analysis of the prospective borrower's documented cash flow and credit history and supplemented by a collateral evaluation.

                               The Mortgage Loans originated or purchased by the Seller will have been made to borrowers that typically have limited access to traditional mortgage financing for a variety of reasons, such as insufficient home equity value, high levels of debt service-to-income, unfavorable post credit experience or a limited credit history.
                               See "Risk Factors--Underwriting Standards and "The Seller" in the accompanying Prospectus.

Delinquency Interest Advances
and Compensating.............  The Servicer will be obligated to make
                               Interest.  Delinquency Interest Advances
                               (as defined below) unless it reasonably
                               believes that the amount of such
                               Delinquency Interest Advance will ultimately not be recoverable with respect to the related Mortgage Loan (exclusive of any possibility of a deficiency judgment). Delinquency Interest Advances may be funded by the Servicer from subsequent collections on the Mortgage Loans generally, and are reimbursable from (i) future collections and (ii) Net Liquidation Proceeds. "Delinquency Interest Advances" are amounts deposited in the Certificate Account by the Servicer equal to the sum of the interest portions (net of the Servicing Fees) due, but not collected with respect to delinquent Mortgage Loans during the related Collection Period. Notwithstanding the Servicer's good faith determination at the time such Delinquency Interest Advance was made, that it would not be a Nonrecoverable Advance, in the event such Delinquency Interest Advance becomes a Nonrecoverable Advance, the
                               Servicer will be entitled to
                               reimbursement therefor from the Trust
                               Fund.  Upon an Event of Default (as
                               described herein), the Trustee, as
                               successor servicer, will be obligated
                               to make any such Delinquency Interest
                               Advance if the Servicer fails in its
                               obligation to do so, to the extent
                               provided in the Pooling and Servicing
                               Agreement. In addition, the Servicer will also be required to deposit Compensating Interest in the Certificate Account with respect to any full Prepayment received on a Mortgage Loan during the related Collection Period out of its own funds without any right of reimbursement therefor. "Compensating Interest" is an amount equal to the difference between (x) 30 days' interest at the Mortgage Interest Rate
                               (net of the rate at which the Servicing
                               Fee is calculated) on the Principal
                               Balance of such Mortgage Loan as of the
                               first day of the related Collection Period and (y) to the extent not previously advanced, the interest paid by the Mortgagor with respect to the Mortgage Loan during such Collection Period. The Servicer will not be required to pay Compensating Interest with respect to any Collection Period in an amount in excess of the aggregate Servicing Fee received by the Servicer for such Collection Period. See "Description of the Certificates--Payments on the Mortgage Loans" herein.

Servicing Advances.......      Subject to the Servicer's good faith
                               determination that such action would not constitute a Nonrecoverable Advance and that a prudent mortgage lender would make a like advance if it or an affiliate owned the related Mortgage Loan, the Servicer is required to advance amounts with respect to the Mortgage Loans ("Servicing Advances") constituting "out-of-pocket" costs and expenses relating to (a) the preservation and restoration of the Mortgaged
                               Property, (b) enforcement proceedings,
                               including foreclosures, (c) expenditures relating to the purchase or maintenance of a senior lien not included in the Trust Fund on the Mortgaged Property, and (d) certain other customary amounts described in the Pooling and Servicing Agreement. Such
                               Servicing Advances by the Servicer are
                               reimbursable to the Servicer subject
                               to certain conditions and restrictions.
                               In the event that, notwithstanding the
                               Servicer's good faith determination at
                               the time such Servicing Advance was made, that it would not be a Nonrecoverable
                               Advance, in the event such Servicing
                               Advance becomes a Nonrecoverable
                               Advance, the Servicer will be entitled to reimbursement therefor from the Fund.

Servicing Fee.............     The Servicer is entitled to a servicing
                               fee of ____% per annum of the Principal
                               Balance of each Mortgage Loan (the "Servicing
                               Fee"), calculated and payable monthly. The
                               Servicer is entitled to other
                               compensation to the extent described herein.

Optional Termination......     The Holders of the Residual Certificates
                               or Servicer may, at their option (and if neither option is exercised, the Certificate
                               Insurer may, at its option) terminate the Trust Fund on any date on which the aggregate Principal Balances of the
                               Mortgage Loans is less than 10% (if the
                               Holders of the Residual Certificates are exercising their option) or is less than 5%
                               (if the Servicer (or the Certificate Insurer, if the Servicer fails to exercise its option) is exercising its option) of the sum of
                               (a) the aggregate Principal Balances of
                               the Initial Mortgage Loans as of the
                               Cut-Off Date plus (b) the aggregate
                               Principal Balance of the Subsequent
                               Mortgage Loans, as of the related Subsequent
                               Cut-Off Date (such sum, the "Maximum Collateral
                               Amount"), by purchasing from the Trust Fund, on the next succeeding Distribution Date, all of the property of such Trust Fund at a price equal to the sum of (a) the greater of (i) 100% of the aggregate
                               Principal Balances of each outstanding
                               Mortgage Loan and each REO Property and
                               (ii) the fair market value (disregarding accrued interest) of the Mortgage Loans and such REO Properties, determined as the average of three written bids (copies of which are to be delivered to the Trustee and the Certificate Insurer by the Servicer and the reasonable cost of which may be deducted from the final purchase price so long as such deduction would not result in a draw on the Certificate
                               Insurance Policy) made by nationally-recognized dealers reasonably acceptable to the
                               Certificate Insurer and based on a
                               valuation process which would be used to value comparable mortgage loans and REO properties, plus (b) the greater of (x) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related
                               Collection Period and (y) 30 days'
                               accrued interest thereon computed at a
                               rate equal to the related Mortgage Interest
                               Rate, (c) in the event the Holders of the Residual Certificates or the Certificate
                               Insurer exercise such option, plus any
                               unpaid and accrued Servicing Fee or in the event the Servicer exercises such option, net of the Servicing Fee, and (d) any unreimbursed amounts due to the
                               Certificate Insurer under the Pooling
                               and Servicing Agreement and any accrued
                               and unpaid Insured Payments, plus
                               interest thereon. The first date on which the Holders of the Residual Certificates may exercise their option is the "Clean-Up
                               Call Date."  See "Servicing of the Mortgage
                               Loans--Termination; Purchase of Mortgage
                               Loans" herein

Trustee................        ________________, a ______________ with
                               offices located at ______________________.
                               See "The Trustee" herein.

ERISA Considerations...        The Class A Certificates may not be
                               purchased by Plans (as defined below)
                               until the earlier of the (i) the end
                               of the Pre-Funding Period or (ii) the date on which the U.S. Department of Labor amends the exemption (as defined below) to permit the use thereunder of pre-funding accounts as described herein. On or after the earlier to occur of such dates, a fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. The U.S. Department of Labor has issued an individual exemption, Prohibited
                               Transaction Exemption 89-90 to the Underwriter
                               (the "Exemption"), which generally
                               exempts from the application of certain
                               of the prohibited transaction provisions of ERISA, and the excise taxes imposed on such prohibited transsactions by
                               Section 4975(a) and (b) of the Code and
                               Section 502(i) of ERISA, transactions
                               relating to the purchase, sale and holding of pass-through certificates such as the Class A Certificates and the servicing and operation of asset pools such as the Trust Fund, provided that certain conditions are satisfied. See "ERISA Considerations" herein and in the accompanying Prospectus.


Legal Investment..........     The Class A Certificates will not constitute
                               "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
                               Act of 1984. See "Legal Investment" herein.

Federal Income Tax
Consequences..............     For federal income tax purposes, one or more
                               elections will be made to treat certain assets of the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC"). The
                               Class A Certificates will be designated
                               as "regular interests" issued by a REMIC and will be treated as debt instruments issued by a REMIC for federal income tax purposes. Holders of Class A Certificates, including Holders that generally report income on the cash method of accounting, will be required to include interest on the Class A Certificates in income in accordance with the accrual method of accounting. See "Federal Income
                               Tax Consequences" herein and in the
                               accompanying prospectus.

Certificate Ratings.........   It is a condition to the issuance of the
                               Class A Certificates  that the Class A
                               Certificates shall have been rated not
                               lower than ______ by ______________
                               ("___________") and _____ by ______________
                               ("_______" and together with _______, the "Rating Agencies"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings do not address the possibility that Class A
                               Certificateholders may suffer a lower
                               than anticipated yield. See "Ratings" and "Prepayment and Yield Considerations" herein.

                                  RISK FACTORS

     PROSPECTIVE INVESTORS IN THE CLASS A CERTIFICATES SHOULD CONSIDER AMONG OTHER THINGS THE FOLLOWING RISK FACTORS IN CONNECTION WITH THE PURCHASE OF THE CLASS A CERTIFICATES.

LIMITED LIQUIDITY

     The Underwriter intends to make a secondary market in the Class A Certificates, but will have no obligation to do so. There can be no assurance that a secondary market for any Class of Class A Certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related Class of Class A Certificates. See "Legal Investment Considerations" herein and "Risk Factors--Limited Liquidity and Fluctuation in Value from Market Conditions--Lack of Secondary Market" in the accompanying Prospectus.

GEOGRAPHIC CONCENTRATION

     As of the Statistical Calculation Date, approximately _____% of the Initial Mortgage Loans are secured by Mortgaged Properties located in the State of California. Because of the relative geographic concentration of the Mortgage Loans within California, losses on the Mortgage Loans may be higher than would be the case if the Mortgage Loans were more geographically diversified. For example, certain of the Mortgaged Properties may be more susceptible to certain types of special hazards, such as earthquakes, floods, hurricanes and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the regional economies of the areas in which the Mortgage Loans are located may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. In recent years, property values of residential real estate generally have declined in California. If the relevant California residential real estate markets experience an overall decline in property values after the dates of origination of the respective Mortgage Loans, then the rates of delinquencies, foreclosures and losses on the Mortgage Loans may be expected to increase and such increase may be substantial. Further, the State of California is an "election of remedies" state, which generally means that in the event of default on Mortgage Loans in that state, the lender, in this case the Servicer, in the name of and on behalf of the Trustee, must elect either to sue on the debt or pursue its remedies against the property. If the Servicer chooses to pursue its remedies against the Borrower, then generally it will not be able to foreclose against the Mortgaged Property.

THE SUBSEQUENT MORTGAGE LOANS AND THE PRE FUNDING ACCOUNT

     There is no assurance that the Depositor will have sufficient Mortgage Loans to sell to the Trust Fund during the Pre-Funding Period so as to account for the entire Original Pre-Funded Amount; if the Depositor does not have sufficient Mortgage Loans, a partial prepayment of principal to Holders of Class A Certificates will result. In addition, any conveyance of Subsequent Mortgage Loans is subject to the following conditions, among others: (i) each such Subsequent Mortgage Loan must satisfy certain specified representations and warranties; (ii) the Depositor will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of the Holders of the Class A Certificates or the Certificate Insurer; (iii) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; and (iv) as of the Subsequent Cut-Off Date, the Mortgage Loans at that time, including the Subsequent Mortgage Loans to be conveyed by the Depositor as of such Subsequent Cut-Off Date, will satisfy the criteria set forth in the Pooling and Servicing Agreement, as described herein under "Description of the Mortgage Loans--Conveyance of Subsequent Mortgage Loans."

     To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Mortgage Loans by the end of the Pre-Funding Period, such remaining amount will be applied as a prepayment of principal paid to the Holders of the Class A Certificates on the Distribution Date following the end of the Pre-Funding Period (in no event later than the __________, 199__ Distribution Date). The amount of any such prepayment will be applied to the Class A Certificates. Although no assurances can be given, it is anticipated by the Seller that the principal amount of Subsequent Mortgage Loans sold to the Trust Fund will require the application of substantially all amounts on deposit in the Pre-Funding Account and that there will be no material principal prepayment to the Holders of the Class A Certificates.

     Subsequent Mortgage Loans may have characteristics different from those of the related Initial Mortgage Loans. However, each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to above at the time of its addition and be underwritten in accordance with the Seller's underwriting criteria. See "Description of the Mortgage Loans--Conveyance of Subsequent Mortgage Loans" herein.

BOOK-ENTRY REGISTRATION

     Since transactions in the Class A Certificates can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner of Class A Certificates to pledge a Class A Certificate to persons or entities that do not participate in the DTC, Cedel or Euroclear system, or otherwise to take action in respect of such Class A Certificate, may be limited due to lack of a physical certificate representing such Class A Certificate.

     Certificate Owners of Class A Certificates may experience some delay in their receipt of distributions of interest and principal on the Class A Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will thereafter credit them to the accounts of such Certificate Owners either directly or indirectly through indirect participants. See "Description of the Securities--Book Entry Registration" and "Risk Factors--Limited Liquidity and Fluctuation in Value from Market Conditions--Book Entry Registration" in the accompanying Prospectus.


                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

     The statistical information regarding the Mortgage Loans (the "Initial Mortgage Loans") which is presented in this Prospectus Supplement is based upon the characteristics of the Mortgage Pool as of the close of business on ___________, 199_ (the "Statistical Calculation Date"). Unless otherwise indicated, all percentages set forth in this Prospectus Supplement are based upon the aggregate Principal Balances of the Initial Mortgage Loans as of the Statistical Calculation Date, which was $______________.

     The Mortgage Loans to be included in the Trust Fund are evidenced by mortgage notes (each, a "Mortgage Note") secured by mortgages or deeds of trust which are generally subordinate liens (the "Mortgages") on one- to four- family residential properties, including townhouses, individual units in condominiums and planned unit developments (the "Mortgaged Properties") and have the additional characteristics described below. Since the Mortgage Loans are generally subordinate liens which are subordinate to the rights of the mortgagee under the senior mortgage or mortgages encumbering the related Mortgaged Property ("Senior Liens"), the proceeds from any foreclosure, liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such subordinate mortgage only to the extent that the claims of the mortgagees under such Senior Liens have been satisfied in full, including any related foreclosure costs. In addition, a subordinate mortgagee may not foreclose on the Mortgaged Property securing a subordinate mortgage unless it forecloses subject to the Senior Liens, in which case it must either pay the entire amount due on the Senior Liens to the mortgagees thereof at or prior to the foreclosure sale or undertake the obligation to make payments on the Senior Liens in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the Senior Liens or make payments due to the mortgagees thereof.

     The Mortgage Loans have original terms to stated maturity of ten through twenty years. Generally the original term to stated maturity is 15 years. The loan application for each Mortgage Loan was approved in the ordinary course of the Seller's fixed rate closed-end loan program. As of the Statistical Calculation Date, the average principal balance of the Initial Mortgage Loans was approximately $_________. As of the Statistical Calculation Date, the weighted average Mortgage Interest Rate was approximately _____%. The weighted average Combined Loan-to-Value Ratio (as defined below) of the Initial Mortgage Loans as of the Statistical Calculation Date is approximately ______%. A "Combined Loan-to-Value Ratio" on an individual Mortgage Loan is calculated by dividing the sum of (x) any outstanding senior mortgage balance plus (y) the original principal balance of the Mortgage Loan, by the appraised value of such Mortgaged Property. In the instance where more than one appraisal was performed on the subject property, the lesser of the two values will be used to determine the Combined Loan-to-Value Ratio. As of the Statistical Calculation Date, the weighted average remaining term to stated maturity was ______ months and the latest scheduled maturity of any Initial Mortgage Loan is ____________; however the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

     The related proceeds of the Mortgage Loans are generally used to finance
(i) debt consolidation, (ii) property improvements, (iii) the acquisition of personal property such as home appliances or furnishings, (iv) the purchase or refinancing of residential one- to four-family properties, and (v) a combination of debt consolidation, property improvements and other consumer purposes.

     Substantially all of the proceeds of Mortgage Loans with loan-to-value ratios in excess of a specified percentage, calculated in accordance with the Treasury regulations pertaining to REMICS, are used to finance improvements on the related Mortgage Property.

     Each of the Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Loans" in the accompanying Prospectus.

     The Monthly Payments for each Mortgage Loan are due on the dates of the month specified in the related Mortgage Note (each a "Due Date"). Each Mortgage Loan requires the related Mortgagor to make current principal and interest payments during the life of the Mortgage Loan.

     Based on information supplied by the mortgagors in connection with their loan applications at origination, the Mortgaged Properties will be owner occupied primary residences.


POOL STATISTICS

     The Mortgage Loans were underwritten by the Seller in accordance with underwriting standards developed by the Seller described under "The Seller--Underwriting Standards" in the accompanying Prospectus.

     Set forth below is a description of certain additional characteristics of the Initial Mortgage Loans as of the Statistical Calculation Date (except as otherwise indicated). Dollar amounts and percentages may not add up to totals due to rounding.

     The statistical information presented in this Prospectus Supplement concerning the pool of Initial Mortgage Loans is based on the pool as of the close of business on ___________, 199_ (such date, the "Statistical Calculation Date"). The pool aggregated $______________ as of the Statistical Calculation Date. The Seller expects that the actual pool as of the Closing Date will represent approximately $___________ in Initial Mortgage Loans. Initial Mortgage Loans will represent Mortgage Loans acquired or to be acquired by the Seller on or prior to the Closing Date. In addition, with respect to the pools as of the Statistical Calculation Date as to which statistical information is presented herein, some amortization of the pools will occur prior to the Closing Date. Moreover, certain loans included in the pools as of the Statistical Calculation Date may prepay in full, or may be determined not to meet the eligibility requirements for the final pools, and may not be included in the final pools. As a result of the foregoing, the statistical distribution of characteristics as of the Closing Date for the final Initial Mortgage Loan pool will vary somewhat from the statistical distribution of such characteristics as of the Statistical Calculation Date as presented in this Prospectus Supplement, although such variance will not be material. Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the aggregate principal balance of the Mortgage Pool as of the Statistical Calculation Date.

     The sum of the percentage columns set forth in the following tables may not equal 100% due to rounding.

                             MORTGAGE INTEREST RATES


                                                                 STATISTICAL CALCULATION            PERCENTAGE OF
                                                                           DATE                 STATISTICAL CALCULATION
                                  NUMBER OF INITIAL                      AGGREGATE                        DATE
                                      MORTGAGE                       UNPAID PRINCIPAL              AGGREGATE UNPAID
MORTGAGE INTEREST RATES                LOANS                             BALANCE                   PRINCIPAL BALANCE

10.000-10.249%..........
10.250-10.499...........
10.500-10.749...........
10.750-10.999...........
11.000-11.249...........
11.250-11.499...........
11.500-11.749...........
11.750-11.999...........
12.000-12.249...........
12.250-12.499...........
12.500-12.749...........
12.750-12.999...........
13.000-13.249...........
13.250-13.499...........
13.500-13.749...........
13.750-13.999...........
14.000-14.249...........
14.250-14.499...........
14.500-14.749...........
14.750-14.999...........
15.000-15.249...........
15.250-15.499...........
15.500-15.749...........
15.750-15.999...........
16.000-16.249...........
16.250-16.499...........
16.500-16.749...........
16.750-16.999...........
17.000-17.250...........

                                -----------------------    ---------------------------   ----------------------------
TOTAL.................


     The weighted average Mortgage Interest Rate of the Initial Mortgage Loans is approximately ____% per annum.



                       REMAINING MONTHS TO STATED MATURITY


                                                                STATISTICAL
                                                              CALCULATION DATE              PERCENTAGE OF STATISTICAL
                                   NUMBER OF INITIAL             AGGREGATE                     CALCULATION DATE
REMAINING MONTHS TO                   MORTGAGE               UNPAID PRINCIPAL                  AGGREGATE UNPAID
  STATED MATURITY                      LOANS                     BALANCE                       PRINCIPAL BALANCE



106.....................
162.....................
163.....................
164.....................
165.....................
166.....................
167.....................
168.....................
169.....................
170.....................
171.....................
172.....................
173.....................
174.....................
175.....................
176.....................
177.....................
178.....................
179.....................
180.....................
240.....................

                                -----------------------         ---------------------------     ---------------------------
TOTAL.................


     The weighted average remaining term to stated maturity of the Initial
Mortgage Loans is approximately _____ months. The latest scheduled maturity of the Initial Mortgage Loans is October _______.


                       ORIGINAL MONTHS TO STATED MATURITY


                                                          STATISTICAL CALCULATION
                                                                    DATE                             PERCENTAGE OF STATISTICAL
                                  NUMBER OF INITIAL              AGGREGATE                               CALCULATION DATE
ORIGINAL MONTHS TO                   MORTGAGE                  UNPAID PRINCIPAL                          AGGREGATE UNPAID
 STATED MATURITY                      LOANS                        BALANCE                               PRINCIPAL BALANCE

120.....................
179.....................
180.....................
240.....................

TOTAL................



                                ORIGINATION MONTH

                                                                STATISTICAL CALCULATION
                                                                           DATE                    PERCENTAGE OF STATISTICAL
                                          NUMBER OF INITIAL             AGGREGATE                     CALCULATION DATE
                                             MORTGAGE                UNPAID PRINCIPAL                 AGGREGATE UNPAID
 ORIGINATION MONTH                            LOANS                      BALANCE                      PRINCIPAL BALANCE












TOTAL.................


     The earliest month and year of origination of any Initial Mortgage Loan is __________ and the latest month and year of origination is __________.


                          COMBINED LOAN-TO-VALUE RATIOS



                                                              STATISTICAL CALCULATION
                                                                        DATE                    PERCENTAGE OF STATISTICAL
                                  NUMBER OF INITIAL                  AGGREGATE                      CALCULATION DATE
      COMBINED                       MORTGAGE                    UNPAID PRINCIPAL                   AGGREGATE UNPAID
LOAN-TO-VALUE RATIOS                  LOANS                         BALANCE                         PRINCIPAL BALANCE

20.00-24.99%..........
25.00-29.99...........
35.00-39.99...........
45.00-49.99...........
50.00-54.99...........
55.00-59.99...........
60.00-64.99...........
65.00-69.99...........
70.00-74.99...........
75.00-79.99...........
80.00-84.99...........
85.00-89.99...........
90.00-94.99...........
95.00-99.99...........
100.00-104.99...........
105.00-109.99...........
110.00-114.99...........
115.00-119.99...........
120.00-124.99...........
125.00-129.99...........
                                ---------------------------     ----------------------------    ----------------------------
TOTAL.................



     The minimum and maximum Combined Loan-to-Value Ratios of the Initial
Mortgage Loans as of the Statistical Calculation Date are approximately _____% and _____%, respectively, and the weighted average Combined Loan-to-Value Ratio as of the Statistical Calculation Date of the Initial Mortgage Loans is approximately _____%. The "Combined Loan-to-Value Ratio" of a Mortgage Loan is the ratio, expressed as a percentage, equal to the sum of any outstanding senior liens mortgage balance plus the original balance of the Mortgage Loan divided by the appraised value of the Mortgaged Property. In the instance where more than one appraisal was performed on the subject property, the lesser of the two values will be used to determine the Combined Loan-to-Value Ratio.


                            CREDIT BUREAU RISK SCORES


                                                             STATISTICAL CALCULATION
                                                                       DATE                    PERCENTAGE OF STATISTICAL
                                  NUMBER OF INITIAL                  AGGREGATE                      CALCULATION DATE
  CREDIT BUREAU                      MORTGAGE                    UNPAID PRINCIPAL                   AGGREGATE UNPAID
   RISK SCORES                        LOANS                         BALANCE                         PRINCIPAL BALANCE


560-569.......
570-579.......
580-589.......
590-599.......
600-609.......
610-619.......
620-629.......
630-639.......
640-649.......
650-659.......
660-669.......
670-679.......
680-689.......
690-699.......
700-709.......
710-719.......
720-729.......
730-739.......
740-749.......
750-759.......
760-769.......
770-779.......
780-789.......
790-799.......
800-809.......
810-819.......

TOTAL.......                    ---------------------------     ---------------------------     ---------------------------


     As of the Statistical Calculation Date, the weighted average Credit Bureau
Risk Score of the Initial Mortgage Loans is ______.


                  SUBORDINATE MORTGAGE RATIOS OF MORTGAGE LOANS

                                                             STATISTICAL CALCULATION
                                                                       DATE                    PERCENTAGE OF STATISTICAL
                                  NUMBER OF INITIAL                  AGGREGATE                      CALCULATION DATE
    SUBORDINATE                      MORTGAGE                    UNPAID PRINCIPAL                   AGGREGATE UNPAID
  MORTGAGE RATIOS                     LOANS                         BALANCE                         PRINCIPAL BALANCE


4.50 to 9.99%.........
10.00 to 19.99..........
20.00 to 29.99..........
30.00 to 39.99..........
40.00 to 49.99..........
50.00 to 59.99..........
60.00 to 69.99..........
70.00 to 79.99..........
80.00 to 89.99..........
90.00 to 99.99..........

TOTAL.................          --------------------------      --------------------------      ---------------------------



     As of the Statistical Calculation Date, the weighted average Subordinate
Mortgage Ratio of the Initial Mortgage Loans will be approximately _____%. The
"Subordinate Mortgage Ratio" of a Mortgage Loan which is in a subordinate lien position is equal to the ratio (expressed as a percentage) of the original principal balance of such Mortgage Loan to the sum of (i) the original principal balance of such Mortgage Loan and (ii) the principal balance of any senior liens
(computed at the time of origination of such Mortgage Loan). Senior liens are not included above.


                    ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                                                             STATISTICAL CALCULATION
  ORIGINAL MORTGAGE                                                   DATE                     PERCENTAGE OF STATISTICAL
LOAN PRINCIPAL BALANCE          NUMBER OF INITIAL                  AGGREGATE                        CALCULATION DATE
    OF THE INITIAL                   MORTGAGE                    UNPAID PRINCIPAL                   AGGREGATE UNPAID
   MORTGAGE LOANS                     LOANS                         BALANCE                         PRINCIPAL BALANCE

$ 10,000-14,999.........
  15,000-19,999.........
  20,000-24,999.........
  25,000-29,999.........
  30,000-34,999.........
  35,000-39,999.........
  40,000-44,999.........
  45,000-49,999.........
  50,000-54,999.........
  55,000-59,999.........
  60,000-64,999.........
  65,000-69,999.........
  70,000-74,999.........
  75,000-79,999.........
  80,000-84,999.........
  85,000-89,999.........
  90,000-94,999.........
  95,000-99,999.........
 100,000-104,999........
 120,000-124,999........
 130,000-134,999........
 145,000-149,999........


TOTAL...................

     As of the Statistical Calculation Date, the average Original Principal
Balance of the Initial Mortgage Loans is approximately $__________. The largest
Original Principal Balance of the Initial Mortgage Loans is $________.



                   REMAINING MORTGAGE LOAN PRINCIPAL BALANCES

                                                             STATISTICAL CALCULATION
                                                                        DATE                    PERCENTAGE OF STATISTICAL
REMAINING MORTGAGE LOAN           NUMBER OF INITIAL                  AGGREGATE                      CALCULATION DATE
PRINCIPAL BALANCE OF THE             MORTGAGE                    UNPAID PRINCIPAL                   AGGREGATE UNPAID
 INITIAL MORTGAGE LOANS                LOANS                         BALANCE                         PRINCIPAL BALANCE


 $ 9,000-9,999..........
 10,000-14,999..........
 15,000-19,999..........
 20,000-24,999..........
 25,000-29,999..........
 30,000-34,999..........
 35,000-39,999..........
 40,000-44,999..........
 45,000-49,999..........
 50,000-54,999..........
 55,000-59,999..........
 60,000-64,999..........
 65,000-69,999..........
 70,000-74,999..........
 75,000-79,999..........
 80,000-139,999.........


TOTAL...................


  As of the Statistical Calculation Date, the average Remaining Principal
  Balance of the Initial Mortgage Loans is approximately $_________.

                            MORTGAGED PROPERTY TYPES

                                                             STATISTICAL CALCULATION
                                                                        DATE                    PERCENTAGE OF STATISTICAL
                                  NUMBER OF INITIAL                 AGGREGATE                      CALCULATION DATE
                                     MORTGAGE                    UNPAID PRINCIPAL                   AGGREGATE UNPAID
  PROPERTY TYPES                      LOANS                           BALANCE                       PRINCIPAL BALANCE


Single Family...........
 Low-rise Condo.........
 High-rise Condo........
 PUD....................
 2-Unit.................
 3-Unit.................
 4-Unit.................


TOTAL.................



                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES


                                                             STATISTICAL CALCULATION
                                                                        DATE                    PERCENTAGE OF STATISTICAL
                                  NUMBER OF INITIAL                 AGGREGATE                      CALCULATION DATE
                                     MORTGAGE                    UNPAID PRINCIPAL                   AGGREGATE UNPAID
     STATE                           LOANS                           BALANCE                       PRINCIPAL BALANCE










TOTAL.................


     No more than approximately ____% of the Initial Mortgage Loans are secured by Mortgaged Properties located in any one zip code.


     The information set forth in the preceding section "Description of the Mortgage Loans" has been based upon information provided by the Seller and tabulated by the Depositor. None of the Depositor, the Trustee, the Servicer or the Certificate Insurer make any representation as to the accuracy or completeness of such information.

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

     The Pooling and Servicing Agreement permits the Trust Fund to acquire approximately $__________ aggregate principal balance of Subsequent Mortgage Loans. Accordingly, the statistical characteristics of the Mortgage Loans will vary as of any Subsequent Cut-Off Date upon the acquisition of Subsequent Mortgage Loans.

     The obligation of the Trust Fund to purchase the Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to the following requirements among others: (i) such Subsequent Mortgage Loan may not be more than 30 days contractually delinquent as of the related Subsequent Cut-Off Date; (ii) the remaining term to maturity of such Subsequent Mortgage Loan may not exceed 20 years; (iii) such Subsequent Mortgage Loan has a Mortgage Interest Rate of at least _____%; (iv) the Subsequent Mortgage Loans in the aggregate have a weighted average CLTV (based on the original appraisal) of no greater than 100%;
(v) such Subsequent Mortgage Loan is a fully amortizing loan with level payments generally over 15 years; (vi) such Subsequent Mortgage Loan is secured by a residential dwelling; (vii) the related Trustee's Mortgage File with respect to such Subsequent Mortgage Loan shall have been delivered to the Trustee; (viii) no such Subsequent Mortgage Loan is secured by an investor property or associated with the purchase of a home; and (ix) following the purchase of such Subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans (including the Subsequent Mortgage Loans) (a) will have a weighted average Mortgage Interest Rate of at least ____%; (b) will have a weighted average CLTV (based on the original appraisal) of not more than ___%; (c) will have no Mortgage Loan with a Principal Balance in excess of $______; (d) will not have any non-owner occupied properties; (e) will have a weighted average Subordinate Mortgage Ratio of not more than ____%; (f) will not have a concentration in a single zip code in excess of ___% by aggregate Principal Balance; (g) will not have a concentration in Los Angeles County, California in excess of __% by aggregate Principal Balance; (h) will not have a concentration in any other county in excess of ___% by aggregate Principal Balance; (i) will not have a concentration of Credit Bureau Risk Scores under ___ in excess of ___% by aggregate Principal Balance;
(j) will not have a concentration of Mortgage Loans with self employed mortgagors in excess of _% by aggregate Principal Balance; (k) will have a weighted average Credit Bureau Risk Score of at least ___ and a weighted average DTI of no more than __% and (l) will have a concentration of Mortgage Loans secured by single family residences of at least __% by aggregate Principal Balance. The Pooling and Servicing Agreement will provide that any of such requirements may be waived or modified in any respect upon prior written consent of the Certificate Insurer and certain other parties.

MANDATORY REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS

     The Seller is required, with respect to Mortgage Loans that are found by the Trustee to have defective documentation, or in respect of which the Seller has breached a representation or warranty, to repurchase such Mortgage Loans or substitute such Mortgage Loan with a Qualified Substitute Mortgage Loan. See "Prepayment and Yield Considerations" and "Description of the Certificates--Assignment of Mortgage Loans" and "--Representations and Warranties of the Seller" herein.


                 DESCRIPTION OF THE SALE AND PURCHASE AGREEMENT

     The Mortgage Loans to be transferred to the Trust Fund by the Depositor will be purchased by the Depositor from the Seller pursuant to the Sale and Purchase Agreement to be entered into between the Depositor, as purchaser (the "Purchaser") of the Mortgage Loans, and the Seller, as unaffiliated seller of the Mortgage Loans. Under the Sale and Purchase Agreement, the Seller will agree to transfer the Initial Mortgage Loans to the Depositor and the Subsequent Mortgage Loans to the Trust Fund, as assignee of the Purchaser under the Sale and Purchase Agreement. Pursuant to the Pooling and Servicing Agreement, the Mortgage Loans will be immediately transferred by the Depositor to the Trust Fund, and the Depositor will assign its rights in, to and under the Sale and Purchase Agreement to the Trust Fund. In the Sale and Purchase Agreement, the Seller will make representations and warranties with respect to the Mortgage Loans. In the event of a breach of any such representations and warranties which has a material adverse effect on the interest of the Certificateholders or the Certificate Insurer, the Seller will repurchase or substitute for the Mortgage Loans as described in the Pooling and Servicing Agreement.

     The Seller has also agreed to indemnify the Depositor and the Trust Fund from and against certain losses, liabilities and expenses (including reasonable attorneys' fees) suffered or sustained pursuant to the Sale and Purchase Agreement.

ASSIGNMENT TO THE TRUST FUND

     The Seller expressly acknowledges and consents to the Depositor's transfer of its rights relating to the Mortgage Loans under the Sale and Purchase Agreement to the Trust Fund.

     The Seller also agrees to perform its obligations under the Sale and Purchase Agreement for the benefit of the Trust Fund.

TERMINATION

     The Sale and Purchase Agreement will terminate upon the termination of the Trust Fund except that any indemnity provided thereunder shall survive such termination.

                       PREPAYMENT AND YIELD CONSIDERATIONS

     The weighted average life of, and, if purchased at other than par, the yield to maturity on, a Class A Certificate will be directly related to the rate of payment of principal of the Mortgage Loans, including for this purpose voluntary payment in full of Mortgage Loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, repurchases of or substitutions for Mortgage Loans by the Seller as required or permitted under the Pooling and Servicing Agreement and the number, if any, of Subsequent Mortgage Loans purchased.

     The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment.

     The rate of prepayment on the Mortgage Loans cannot be predicted. Subordinate lien mortgage loans similar to the Mortgage Loans as described herein have been originated in significant volume only during the past few years and the Seller is not aware of any publicly available studies or statistics on the rate of prepayment of such Mortgage Loans. Generally, the Mortgage Loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. The prepayment experience of the Trust Fund with respect to the Mortgage Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on the Mortgage Loans. Generally, the Mortgage Loans are prepayable by the related Mortgagors without penalty. All of the Mortgage Loans contain "due-on-sale" provisions, and the Servicer is required by the Agreement to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "Certain Legal Aspects of the Mortgage Loans-Due-on-Sale Clauses in Mortgage Loans" herein. No assurance can be given as to the level of prepayments that will be experienced by the Trust Fund and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates at the time of origination, mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates at the time of origination, mortgage loans may experience a lower prepayment rate than if prevailing rates remain at or below those at the time such mortgage loans were originated. However, there can be no assurance that the Mortgage Loans will conform to the prepayment experience of conventional mortgage loans or to any past prepayment experience or any published prepayment forecast. No assurance can be given as to the level of prepayments on Mortgage Loans that the Trust Fund will experience.

     As indicated above, if purchased at other than par, the yield to maturity on a Class A Certificate will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

     For purposes of receiving distributions with respect to principal, the Class A Certificates have been divided into six "sequential paying" classes. On each Distribution Date until the Class A-1 Certificate Principal Balance has been reduced to zero, the Holders of the Class A-1 Certificates will be entitled to receive 100% of the distribution with respect to the Class A Principal Distribution Amount on such Distribution Date. After the Class A-1 Certificate Principal Balance has been reduced to zero, the Holders of the Class A-2 Certificates will be entitled to receive 100% of such distributions with respect to principal until the Class A-2 Certificate Principal Balance has been reduced to zero. After the Class A-2 Certificate Principal Balance has been reduced to zero, the Holders of the Class A-3 Certificates will be entitled to receive 100% of such distributions with respect to principal until the Class A-3 Certificate Principal Balance has been reduced to zero. After the Class A-3 Certificate Principal Balance has been reduced to zero, the Holders of the Class A-4 Certificates shall be entitled to receive 100% of such distributions with respect to principal until the Class A-4 Certificate Principal Balance has been reduced to zero. After the Class A-4 Certificate Principal Balance has been reduced to zero, the Holders of the Class A-5 Certificates shall be entitled to receive 100% of such distributions with respect to principal until the Class A-5 Certificate Principal Balance has been reduced to zero. After the Class A-5 Certificate Principal Balance has been reduced to zero, the Holders of the Class A-6 Certificates shall be entitled to receive 100% of remaining distributions of principal.

     The tables below were prepared on the basis of the assumptions in the following paragraphs; there are discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the weighted average lives of the Class A Certificates set forth in the tables. In addition, since the actual Mortgage Loans have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the tables. For the purpose of this table, the Final Scheduled Maturity Date for the Class A Certificates is expected to be ________, ____, which is [10] months after the latest possible final stated maturity date of any Mortgage Loan. The weighted average life of the Class A Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumption, and the final Distribution Date with respect to any Class of the Class A Certificates could occur significantly earlier than the Final Scheduled Maturity Date, because (i) Excess Cashflow will be used to make accelerated payments of principal (i.e., Overcollateralization Increase Amounts) to the Class A Certificates, which payments will have the effect of shortening the weighted average lives of the Class A Certificates, (ii) prepayments (including, for this purpose, prepayments attributable to foreclosure, liquidation, repurchase and the like) on Mortgage Loans are likely to occur,
(iii) ten months have been added to obtain the Final Scheduled Maturity Date above, and (iv) the Seller or the Servicer (or if the Servicer fails to do so, the Certificate Insurer) may cause a liquidation of the Trust Fund when the aggregate outstanding Principal Balance of the Mortgage Loans is with respect to the Seller less than 10% and with respect to the Servicer (or if the Servicer fails to do so, the Certificate Insurer) less than 5% of the Maximum Collateral Amount.

     "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security is scheduled to be repaid to an investor. The weighted average life of the Class A Certificates will be influenced by the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes liquidations due to default). Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 100% Prepayment Assumption assumes conditional prepayment rates of 4% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the mortgage loans and an additional 1.0% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a conditional prepayment rate of 15% per annum each month. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption i.e., no prepayments. Correspondingly, 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of Class A Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

     The following table regarding the Class A Certificates has been prepared assuming that (i) all calculations are done on the basis of a 360-day year consisting of twelve 30-day months and the interest rate is fixed for the remaining term to maturity at the weighted average Mortgage Interest Rate noted in (xiv); (ii) payment dates on each Mortgage Loan are the 1st day of the month;
(iii) all scheduled monthly payments on the Mortgage Loans are made in a timely fashion and there are no delinquencies; (iv) all prepayments represent prepayments in full and there are no Prepayment Interest Shortfalls; (v) distributions on the Class A Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing on __________, ____; (vi) the Closing Date is ___________, ____; (vii) the
Mortgage Loans will prepay at the indicated Prepayment Assumptions set forth below, (viii) none of the Holders of the Class R Certificates, the Servicer or the Certificate Insurer exercise their right of optional termination, (ix) ____% (by Principal Balance) of interest losses per annum occur on the synthetic Mortgage Loans described below, (x) fees are deducted for the Servicer, the Certificate Insurer and the Trustee, (xi) the initial Class A Principal Balance is equal to $___________, (xii) the Capitalized Interest Account has sufficient funds on deposit to cover shortfalls in interest of the Class A Certificates during the Pre-Funding Period attributable to the pre-funding feature; (xiii) the Overcollateralization Amount as of the Cut-off Date and the Required Overcollateralization Level are the amounts specified by the Certificate Insurer; and (xiv) the Mortgage Pool consists of [seven] synthetic mortgages having the following characteristics:

                             INITIAL MORTGAGE LOANS

                                                                        WEIGHTED             WEIGHTED
                                                                         AVERAGE             AVERAGE
                                                                        ORIGINAL            REMAINING
                                                                         TERM TO             TERM TO
       AGGREGATE                      WEIGHTED AVERAGE                  MATURITY             MATURITY
   PRINCIPAL BALANCE              MORTGAGE INTEREST RATE              (IN MONTHS)           (IN MONTHS)







         SUBSEQUENT MORTGAGE LOANS (ASSUMED TO BE ACQUIRED BY THE TRUST FUND
                          IN ___________ _______)



                                                                        WEIGHTED             WEIGHTED
                                                                         AVERAGE             AVERAGE
                                                                        ORIGINAL            REMAINING
                                                                         TERM TO             TERM TO
       AGGREGATE                      WEIGHTED AVERAGE                  MATURITY             MATURITY
   PRINCIPAL BALANCE              MORTGAGE INTEREST RATE              (IN MONTHS)           (IN MONTHS)




     The following table indicates the weighted average life of each Class of Class A Certificates, and sets forth the percentages of the Original Principal
Balance of each such Class of Class A Certificates that would be outstanding after each of the dates shown at various percentages of the Prepayment
Assumption, based on the assumptions described above.



         PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

PAYMENT DATE                    CLASS A-1                       CLASS A-2                       CLASS A-3

Initial Percentage...







Weighted Average
Life In Years(1)....


 ..................

(1) The weighted average life of each of the Class A Certificates is determined by (a) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date;
    (b) adding the results; and (c) dividing the sum by the original Class A
    Principal Balance of each Class of Class A Certificates.


         PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

PAYMENT DATE                              CLASS A-4                       CLASS A-5                       CLASS A-6

Initial Percentage...










Weighted Average
Life In Years(1)....


 ..................

(1) The weighted average life of each of the Class A Certificates is determined by (a) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date;
    (b) adding the results; and (c) dividing the sum by the original Class A
    Principal Balance of each Class of Class A Certificates.


     There is no assurance that prepayments will occur or, if they do occur, that they will occur at any percentage of the Prepayment Assumption.

     The Pooling and Servicing Agreement provides that none of the Certificate Insurer, the Trust Fund, the Trustee, the Depositor or the Servicer will be liable to any Certificateholder or Holder for any loss or damage incurred by such Certificateholder or Holder as a result of any difference in the rate of return received by such Certificateholder or Holder as compared to the applicable Pass-Through Rate, with respect to any Holder of Class A Certificates upon reinvestment of the funds received in connection with any premature repayment of principal on the Certificates, including any such repayment resulting from any prepayment by the Mortgagor, any liquidation of such Mortgage Loan, or any repurchase of or substitution for any Mortgage Loan by the Seller.

MANDATORY PREPAYMENT

     The Original Pre-Funded Amount, funded from the proceeds of the sale of the Class A Certificates may be used to acquire Subsequent Mortgage Loans. Any amount remaining in the Pre- Funding Account at the end of the Pre-Funding Period will be used to prepay in part the Class A Certificates on the Distribution Date which follows the end of the Pre-Funding Period, which in no event will be later than the _______ 199__ Distribution Date.

     Although no assurances can be given, it is anticipated by the Seller that the principal amount of Subsequent Mortgage Loans sold to the Trust Fund will require the application of substantially all the amount on deposit in the Pre-Funding Account and that there should be no material principal prepaid to the holders of the Class A Certificates.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Class A Certificates will be issued by and represent interests in certain segregated assets of the Trust Fund. In addition to the Class A Certificates, the Trust Fund will also issue the Subordinate Certificates. The Subordinate Certificates are not being offered hereby.

     Each Class A Certificate represents a certain fractional undivided ownership interest in the Trust Fund created and held pursuant to the Pooling and Servicing Agreement described below, subject to the limits and the priority of distribution described therein. The Trust Fund consists of (a) the Mortgage Loans, together with (i) all collections thereon and proceeds thereof collected on and after the Cut-Off Date (other than Monthly Payments due on each Mortgage Loan up to and including any Due Date occurring prior to the Cut-Off Date), and
(ii) all mortgage files relating thereto, (b) REO Properties and collections thereon and proceeds thereof, (c) amounts (including Permitted Investments as may be held from time to time, except as otherwise provided herein) on deposit in the Collection Account and the Certificate Account, (d) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement and any insurance proceeds, (e) Liquidation Proceeds, (f) released mortgaged property proceeds,
(g) amounts (including Permitted Investments as may be held from time to time) on deposit in the Capitalized Interest Account and the Pre-Funding Account and
(h) all of the income, payments and proceeds of each of the foregoing. The Trust Fund owns all the Accounts and all collections with respect thereto. In addition, the Depositor has caused the Certificate Insurer to issue the Certificate Insurance Policy under which it will guarantee payments to the Class A Certificateholders as described herein.

ASSIGNMENT OF MORTGAGE LOANS

     Pursuant to the Sale and Purchase Agreement, the Seller will sell, transfer, assign, set over and otherwise convey the Mortgage Loans without recourse to the Depositor on the Closing Date. Pursuant to the Pooling and Servicing Agreement, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders and the Certificate Insurer all right, title and interest in and to each Mortgage Loan. Each such transfer will convey all right, title and interest in and to the principal due and interest accruing, on the Mortgage Loans on and after the Cut-Off Date.

     In connection with such transfer and assignment, the Depositor will cause to be delivered to the Trustee on the Closing Date the following documents (collectively, with respect to each Mortgage Loan, the "Trustee's Mortgage File") with respect to each Mortgage Loan:

     (a) The original Mortgage Note, bearing all intervening endorsements showing a complete chain of endorsements from the originator of such Mortgage Loan to the Seller endorsed by the Seller without recourse in the following form: "Pay to the order of Bankers Trust Company, as Trustee for the benefit of the Certificateholders and the Certificate Insurer for Preferred Consumer Loan Asset- Backed Certificates, Series 199__-__, without recourse" and signed in the name of the Seller by an authorized officer;

     (b) The original Mortgage with evidence of recording indicated thereon or if such Mortgage has not been returned from the applicable recording office, a copy of the Mortgage certified by an authorized officer of the Seller;

     (c) An original assignment of the original Mortgage, in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located, in the name of the Seller signed by an authorized officer (with evidence of submission for recordation of such assignment in the appropriate real estate recording office for such Mortgaged Property); provided, however, that assignments of mortgages shall not be required to be submitted for recording with respect to any Mortgage Loan which relates to the Trustee's Mortgage File if the Trustee, each of the Rating Agencies and the Certificate Insurer shall have received an opinion of counsel at the expense of the Seller satisfactory to the Trustee, each of the Rating Agencies and the Certificate Insurer stating that, in such counsel's opinion, the failure to record such assignment shall not have a materially adverse effect on the security interest of the Trustee in the Mortgage; or if the related Mortgage has not been returned from the applicable recording office, then a copy of such assignment certified by an authorized officer of the Seller shall be delivered;

     (d) The original of any intervening assignments of the Mortgage with evidence of recording thereon showing a complete chain of assignment from the originator of such Mortgage Loan to the Seller;

     (e) The original of any assumption, modification, consolidation or extension agreements with evidence of recording thereon; and

     (f) The title report or policy of title insurance (or a commitment for title insurance if the policy is being held by the title insurance company pending recordation of the Mortgage) issued with respect to such Mortgage Loan.

     Pursuant to the Pooling and Servicing Agreement, the Trustee agrees to execute and deliver on or prior to the Closing Date an acknowledgment of receipt of the Certificate Insurance Policy and, for each Mortgage Loan, the original Mortgage Note, item (a) above, with respect to the Mortgage Loans (with any exceptions noted). The Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer, to review (or cause to be reviewed) each Trustee's Mortgage File within 30 days after the Closing Date (or, with respect to any Qualified Substitute Mortgage Loan, within 30 days after the receipt by the Trustee thereof) and to deliver a certification generally to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, (a) all documents required to be delivered to it pursuant to the Pooling and Servicing Agreement are in its possession and (b) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such Mortgage Loan.

     If the Trustee or the Certificate Insurer during the process of reviewing the Trustee's Mortgage Files finds any document constituting a part of a Trustee's Mortgage File which is not executed, has not been received or is unrelated to the Mortgage Loans, or that any Mortgage Loan does not conform to the requirements above or to the description thereof as set forth in the Mortgage Loan Schedule, the Trustee or the Certificate Insurer, as applicable, shall promptly so notify the Trustee, the Servicer, the Seller and the Certificate Insurer. The Seller agrees to use reasonable efforts to cause to be remedied any material defect in a document constituting part of a Trustee's Mortgage File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice to it respecting such defect the Seller has not caused to be remedied the defect and the defect materially and adversely affects the interest of the Holders in the Mortgage Loan or the interests of the Certificate Insurer, the Seller will either (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the applicable Principal Balance of such Mortgage Loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the Servicer as part of the related monthly remittance remitted by the Servicer the amount of any such shortfall (the "Substitution Adjustment") or (ii) purchase such Mortgage Loan at a price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus the greater of (x) all accrued and unpaid interest thereon or (y) 30 days' interest thereon, computed at the related Mortgage Interest Rate, plus the amount of any unreimbursed Delinquency Interest Advances and Servicing Advances made by the Servicer, which purchase price shall be deposited in the Collection Account on the next succeeding Determination Date after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Collection Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan (see "--Payment of Available Funds" below); provided, however, that the Seller may not purchase the Principal Balance of any Mortgage Loan that is not in default or as to which no default is imminent pursuant to clause (ii) preceding unless the Seller has theretofore caused to be delivered to the Trustee and the Certificate Insurer an opinion of counsel knowledgeable in federal income tax matters which states that such a purchase would not constitute a prohibited transaction under the Code.

     A "Qualified Substitute Mortgage Loan" is defined in the Pooling and Servicing Agreement as any mortgage loan or mortgage loans which (i) has or have the same or greater interest rate, (ii) relates or relate to a detached one-family residence or to the same type of residential dwelling as the deleted Mortgage Loan and in each case has or have the same or a better lien priority as the deleted Mortgage Loan with a Borrower having the same or better traditionally ranked credit status and is an owner- occupied Mortgaged Property,
(iii) matures or mature no later than (and not more than one year earlier than) the deleted Mortgage Loan, (iv) has or have a Loan-to-Value Ratio or Combined Loan-to-Value Ratio at the time of such substitution no higher than the Loan-to-Value Ratio or the Combined Loan-to- Value Ratio, as applicable, of the deleted Mortgage Loan, (v) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) (which shall be the Principal Balance or Principal Balances thereof) not substantially less and not more than the Principal Balance of the deleted Mortgage Loan as of such date, (vi) satisfies or satisfy the criteria set forth from time to time in the definition of "qualified replacement mortgage" in Section 860G(a)(4) of the Code (or any successor statute thereto) and (vii) complies or comply as of the date of substitution with each representation and warranty set forth in the Pooling and Servicing Agreement.

REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller will make certain representations and warranties with respect to each Mortgage Loan, as of the Closing Date or the Subsequent Transfer Date, as applicable.

     Pursuant to the Pooling and Servicing Agreement, upon the discovery by any of the Certificateholders, the Servicer, the Seller, the Certificate Insurer or the Trustee that any of the representations and warranties contained in the Pooling and Servicing Agreement have been breached in any material respect as of the Closing Date, with the result that the interests of the Certificateholders in the related Mortgage Loan or the interests of the Certificate Insurer were materially and adversely affected (notwithstanding that such representation and warranty was made to the Seller's best knowledge), the party discovering such breach is required to give prompt written notice to the other parties and to the Certificate Insurer. Subject to certain provisions of the Pooling and Servicing Agreement, within 60 days of the earlier to occur of the Seller's discovery or its receipt of written notice of any such breach, the Seller will (a) promptly cure such breach in all material respects, (b) remove each Mortgage Loan which has given rise to the requirement for action by the Seller, substitute one or more Qualified Substitute Mortgage Loans and, if the outstanding principal amount of such Qualified Substitute Mortgage Loans as of the date of such substitution is less than the outstanding Principal Balance, plus accrued and unpaid interest thereon of the deleted Mortgage Loans as of the date of substitution deliver to the Trust Fund as part of the amounts remitted by the Servicer on such Distribution Date the amount of such Substitution Adjustment, or (c) purchase such Mortgage Loan at a price (the "Loan Repurchase Price") equal to the Principal Balance of such Mortgage Loan as of the date of purchase plus the greater of (i) all accrued and unpaid interest thereon and (ii) 30 days' interest thereon computed at the Mortgage Interest Rate, plus the amount of any unreimbursed Delinquency Interest Advances and Servicing Advances made by the Servicer, and deposit such purchase price into the Collection Account on the next succeeding Determination Date after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Collection Account or the Certificate Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan; provided, however, that any substitution of one or more Qualified Substitute Mortgage Loans pursuant to clause (b) preceding must be effected not later than two years after the Closing Date unless the Trustee and the Certificate Insurer receive an opinion of counsel that such substitution would not constitute a prohibited transaction for purposes of the REMIC provisions of the Code and, provided, further, that the Seller may not purchase such Mortgage Loan that is not in default or as to which no default is imminent pursuant to clause (c) preceding unless the Seller has theretofore caused to be delivered to the Trustee and to the Certificate Insurer an opinion of counsel knowledgeable in Federal income tax matters in form and substance satisfactory to the Trustee and to the Certificate Insurer to the effect that such a purchase would not constitute a prohibited transaction for purposes of the REMIC provisions of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time any Certificates are outstanding. The obligation of the Seller to cure such breach or to substitute or purchase any Mortgage Loan constitutes the sole remedy respecting a material breach of any such representation or warranty to the Certificateholders, the Trustee and the Certificate Insurer.

PAYMENTS ON THE MORTGAGE LOANS

     The Pooling and Servicing Agreement provides that the Servicer, for the benefit of the Certificateholders and the Certificate Insurer, shall establish and maintain a collection account (the "Collection Account"), and that such Collection Account will generally be a trust account maintained with a depository institution acceptable to each Rating Agency and the Certificate Insurer (any such account, an "Eligible Account"). The Servicer shall have the right to choose and relocate the Collection Account at any time, provided each Collection Account shall otherwise comply with the requirements of the preceding sentence and that there shall be a Collection Account. The Pooling and Servicing Agreement permits the Servicer to direct any depository institution maintaining the Collection Account to invest the funds in such Collection Account in one or more Permitted Investments, as defined below, that mature, unless payable on demand, no later than the Business Day preceding the date on which the Servicer is required to transfer any amounts included in such funds from such Collection Account to the Certificate Account as described below.

     The Servicer is obligated to deposit or cause to be deposited in the Collection Account within two days of receipt, amounts representing the following payments received and collections on and after the Cut-Off Date (other than in respect of Monthly Payments on the Mortgage Loans due on each Mortgage Loan up to and including any Due Date occurring prior to the Cut-Off Date): (i) all payments on account of principal, including Principal Prepayments and Curtailments; (ii) all payments on account of interest on the Mortgage Loans,
(iii) all Liquidation Proceeds, Net REO Proceeds and all Insurance Proceeds to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices; (iv) all net revenues with respect to a Mortgaged Property held by the Trust Fund; (v) all other amounts required to be deposited in the Collection Account pursuant to the Pooling and Servicing Agreement; and (vi) any amounts required to be deposited in connection with net losses realized on investments of funds in the Collection Account.

     The Trustee for the benefit of the Certificateholders and the Certificate Insurer will be obligated to establish and maintain an account (the "Certificate Account"), which is required to be an Eligible Account, into which the Servicer will deposit or cause to be deposited the Servicer Remittance Amount in immediately available funds on the 18th day of each month (the "Servicer Remittance Date") or if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day.

     The "Servicer Remittance Amount" for a Servicer Remittance Date is equal to the sum of (i) all scheduled and unscheduled collections of principal on the Mortgage Loans (including Principal Prepayments, Curtailments, Net REO Proceeds and Net Liquidation Proceeds, if any) collected by the Servicer during the related Collection Period and all interest due during such Collection Period and received on or prior to the fifteenth day of the month in which such Servicer Remittance Date occurs, (ii) all Delinquency Interest Advances made by the Servicer with respect to interest payments due to be received on the Mortgage Loans during the related Collection Period, (iii) the amount of Compensating Interest due with respect to the related Collection Period, and (iv) any other amounts which the Pooling and Servicing Agreement requires the Servicer to deposit in the Collection Account, but excluding the following:

     (a) amounts received as late payments of principal or interest and respecting which the Servicer has previously made any unreimbursed Delinquency Interest Advances or Servicing Advances;

     (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Delinquency Interest Advances or Servicing Advances by the Servicer;

     (c) the Servicing Fee;

     (d) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee;

     (e) all income from Permitted Investments that is held in the Collection Account for the account of the Servicer;

     (f) all amounts in respect of late fees, assumption fees, prepayment fees and similar fees;

     (g) certain other amounts which are reimbursable to the Servicer, as provided in the Pooling and Servicing Agreement; and

     (h) that portion of Net Foreclosure Profits otherwise due to the Servicer as provided in the Pooling and Servicing Agreement.

SERVICING FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     As compensation for its activities as Servicer under the Pooling and Servicing Agreement, the Servicer shall be entitled to the Servicing Fee, which shall be payable monthly from amounts on deposit in the Collection Account. The "Servicing Fee" shall be an amount equal to one-twelfth of the Servicing Fee Rate times the aggregate Principal Balance of Mortgage Loans at the beginning of the applicable Collection Period. The "Servicing Fee Rate" will be ___% per annum. In addition, the Servicer shall be entitled to receive as additional servicing compensation, to the extent permitted by applicable law and the related Mortgage Notes, any late payment charges, assumption fees or similar items. The Servicer shall also be entitled to withdraw from the Collection Account any interest or other income earned on deposits therein. The Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and shall not be entitled to reimbursement therefor except as specifically provided in the Pooling and Servicing Agreement.

     The Servicer may recover Delinquency Interest Advances and Servicing Advances from the Collection Account or the Certificate Account to the extent permitted by the Pooling and Servicing Agreement and by the terms of the Mortgage Loans or, if not recovered from the Mortgagor on whose behalf such Delinquency Interest Advance or Servicing Advance was made, from late collections, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer, or, in the case of Delinquency Interest Advances, from late collections of interest on any Mortgage Loan. In the event a Delinquency Interest Advance or a Servicing Advance becomes a Nonrecoverable Advance, the Servicer may be reimbursed for such advance from the Collection Account.

     The Servicer shall not be required to make any Delinquency Interest Advance or Servicing Advance which it determines would be a nonrecoverable Delinquency Interest Advance or nonrecoverable Servicing Advance (a "Nonrecoverable Advance"). A Delinquency Interest Advance or Servicing Advance is
"nonrecoverable" if in the good faith judgment of the Servicer, such Delinquency Interest Advance or Servicing Advance is not ultimately recoverable.

DELINQUENCY INTEREST ADVANCES AND COMPENSATING INTEREST

     The Servicer shall be required, not later than each Servicer Remittance Date, to deposit into the Certificate Account an amount equal to the sum of the interest (net of the Servicing Fees) due, but not collected, with respect to delinquent Mortgage Loans during the prior Collection Period unless the Servicer determines in good faith that there shall be no further recovery from the related Mortgage Loan (exclusive of any possibility of a deficiency judgment). Such amounts are "Delinquency Interest Advances." The Servicer will be permitted to fund its payment of Delinquency Interest Advances from amounts deposited to the Collection Account representing collections on the Mortgage Loans relating to any Collection Period subsequent to the related Collection Period and will be required to deposit into the Collection Account with respect thereto (i) collections and (ii) Net Liquidation Proceeds to the extent of the amount of aggregate Delinquency Interest Advances.

     Upon an Event of Default (as described herein), the Trustee, as successor servicer, will be obligated to make any such Delinquency Interest Advances, if the Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement.

     A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the Due Date.

     In addition, the Servicer will also be required to deposit Compensating Interest in the Certificate Account with respect to any full Prepayment received on a Mortgage Loan during the related Collection Period out of its own funds without any right of reimbursement therefor. "Compensating Interest" is an amount equal to the difference between (x) 30 days' interest at the Mortgage Interest Rate (net of the rate at which the Servicing Fee is calculated) on the Principal Balance of such Mortgage Loan as of the first day of the related Collection Period and (y) to the extent not previously advanced, the interest paid by the Mortgagor with respect to the Mortgage Loan in connection with such prepayment. The Servicer will not be required to pay Compensating Interest with respect to any Collection Period in an amount in excess of the aggregate Servicing Fee received by the Servicer for such Collection Period.

OVERCOLLATERALIZATION, SUBORDINATION PROVISIONS AND SUPPORT FEATURES

     Overcollateralization Resulting from Cash Flow Structure. The Overcollateralization feature of the Trust Fund is a result of the aggregate debt service requirements of the Class A Certificates being less than the Trust Fund's aggregate expected revenues, such revenues being the expected collections and recoveries on the Mortgage Loans. The Overcollateralization is evidenced by the Subordinate Certificates, which represent the right to receive excess principal (which initially equals the Overcollateralization Amount on the Cut-off Date) and excess interest (the excess of interest collections on the Mortgage Loans over Class A Certificate interest, plus fees).

     The Pooling and Servicing Agreement requires that, on each Distribution Date, the Excess Cashflow, if any, be applied on such Distribution Date as an accelerated payment of principal on the Class A Certificates, but only to the limited extent hereafter described. The "Excess Cashflow" for any Distribution Date is equal to (x) the amount on deposit in the Certificate Account on such Distribution Date with respect to the Mortgage Loans (such amount, other than the related Insured Payments and the Trustee's Fee and Certificate Insurer Premium Amount payable on such Distribution Date, being the related "Available Funds" for such Distribution Date) minus (y) the sum of (i) the sum of the Class A Interest Distribution Amount and the Class A Principal Distribution Amount (calculated for this purpose without regard to any Overcollateralization Increase Amount or portion thereof included therein) and (ii) any related Reimbursement Amount (as defined herein) owed to the Certificate Insurer. This application has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans.

     The Pooling and Servicing Agreement requires that the Excess Cashflows will be applied as an accelerated payment of principal on the Class A Certificates until the Overcollateralization Amount has increased to the level equal to the Required Overcollateralization Level for such Distribution Date. Any amount of the Excess Cashflow actually applied as an accelerated payment of principal is an "Overcollateralization Increase Amount." The required level of the Overcollateralization Amount with respect to a Distribution Date is the "Required Overcollateralization Level" with respect to such Distribution Date. Initially, the Required Overcollateralization Level will be set at an amount equal to a percentage, specified in the Pooling and Servicing Agreement, of the Maximum Collateral Amount. The Pooling and Servicing Agreement generally provides that the Required Overcollateralization Level may, over time, decrease or increase, subject to certain floors, caps and triggers.

     In the event that the required level of the Required Overcollateralization Level is permitted to decrease or "step down" on a Distribution Date in the future, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the Holders of the Class A Certificates on such Distribution Date shall be distributed to the Holders of the Subordinate Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans and of reducing the actual Overcollateralization Amount. With respect to any Distribution Date, the difference, if any, between (a) the actual Overcollateralization Amount that would apply on such Distribution Date after taking into account all distributions to be made on such Distribution Date (exclusive of any reductions thereto attributable to Overcollateralization Reduction Amounts (as described below) on such Distribution Date) and (b) the Required Overcollateralization Level for such Distribution Date is the related "Excess Overcollateralization Amount" with respect to such Distribution Date. With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralization Amount and (b) the principal collections received by the Servicer with respect to the prior Collection Period (after taking into account all distributions to be made on such Distribution Date) is the related "Overcollateralization Reduction Amount." In addition, due to the cash flow structure of the Trust Fund as described below, Overcollateralization Reduction Amounts may result even prior to the occurrence of any decrease or "step down" in the Required Overcollateralization Level. This is because the Holders of the Class A Certificates will generally be entitled to receive 100% of collected principal, even though the Class A Principal Balance will, following the accelerated amortization resulting from the application of the Excess Cashflow, represent less than 100% of the Mortgage Loan's principal balance. In the absence of the provisions relating to Overcollateralization Reduction Amounts, the foregoing may otherwise increase the Overcollateralization Amounts above their Required Overcollateralization Level requirements even without the application of any Excess Cashflow.

     In the event that any Mortgage Loan becomes a Charged-off Loan during a Collection Period, and the net Liquidation Proceeds related thereto and allocated to principal are less than the Principal Balance of the related Mortgage Loan; the amount of any such insufficiency is a "Charged-off Loan Loss." The Pooling and Servicing Agreement provides that the principal balance of any Mortgage Loan after it becomes a Charged-off Mortgage Loan shall equal zero. The Pooling and Servicing Agreement does not contain any rule which requires that the amount of any Charged-Off Loan Loss be distributed to the Holders of the Class A Certificates on the Distribution Date which immediately follows the event of loss, i.e., the Pooling and Servicing Agreement does not require the current recovery of losses. However, the realization of a Charged-Off Loan Loss will reduce the Overcollateralization Amount, which, to the extent that such reduction causes the Overcollateralization Amount to be less than the Required Overcollateralization Level applicable to the related Distribution Date, will require the payment of an Overcollateralization Increase Amount on such Distribution Date (or, if insufficient funds are available on such Distribution Date, on subsequent Distribution Dates, until the Overcollateralization Amount equals the Required Overcollateralization Level). The effect of the foregoing is to allocate losses to the Holders of the Subordinate Certificates by reducing, or eliminating entirely, payments of Excess Cashflow and of Overcollateralization Reduction Amounts which such Holders would otherwise receive. Overcollateralization and the Certificate Insurance Policy. The Pooling and Servicing Agreement defines an "Overcollateralization Deficit" with respect to a Distribution Date to be the amount, if any, by which (x) the aggregate Certificate Principal Balance of the Class A Certificates as of such Distribution Date, following the making of all distributions to be made on such Distribution Date (except for any payment to be made as to principal from proceeds of the Certificate Insurance Policy), exceeds
(y) the aggregate Principal Balances of the Mortgage Loans as of the close of business on the last day of the immediately preceding Collection Period, plus the amount on deposit, if any, in the Pre-Funding Account as of the close of business on the last day of the immediately preceding Collection Period. The Pooling and Servicing Agreement requires the Trustee to make a claim for an Insured Payment under the Certificate Insurance Policy not later than the third Business Day prior to any Distribution Date as to which the Trustee has determined that an Overcollateralization Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Holders of the Class A Certificates on such Distribution Date. Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no distributions of principal.

     Subordination. The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans in the Trust Fund will be subordinated, to the extent described herein, to such rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against losses on the Mortgage Loans.

     The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the preferential right of the Class A Certificateholders to receive, prior to any distribution being made on a Distribution Date in respect of the Subordinate Certificates, the amounts due them on such Distribution Date out of the Available Funds on such date in the Certificate Account and, if necessary, by the right of such Class A Certificateholders to receive future distributions of Available Funds that would otherwise be payable to the holders of the Subordinate Certificates.

CLASS A INTEREST DISTRIBUTION AMOUNTS

     On each Distribution Date, holders of the Class A Certificates will be entitled to receive interest distributions in an amount equal to the sum of (a) interest accrued for the Accrual Period (as defined below) on the applicable Class A Principal Balance thereof immediately prior to such Distribution Date at the related Class A Pass-Through Rate and (b) the portion of the related Class A Carry-Forward Amount allocable to interest. The Class A Interest Distribution Amount with respect to the Class A Certificates is calculated on the basis of a 360-day year and a 30-day month.

     With respect to any Distribution Date and the Class A Certificates, the sum of the Class A Interest Distribution Amount and the amount of the Overcollateralization Deficit, if any, with respect to such Distribution Date is the "Insured Distribution Amount" for such Distribution Date.

     For each Distribution Date, with respect to the Class A Certificates, the "Accrual Period" is the calendar month immediately preceding the month in which such Distribution Date occurs.

     With respect to the Class A Certificates, the "Class A Carry-Forward Amount" as of any Distribution Date equals the sum of (a) the amount, if any, by which (i) the Insured Distribution Amount for the immediately preceding Distribution Date exceeded (ii) the amount actually distributed to the Holders of the Class A Certificates on such Distribution Date in respect thereof (including, without limitation, amounts paid under a Certificate Insurance Policy) and (b) 30 days' interest on such amount at the Pass-Through Rate applicable to the Class A Certificates for such Distribution Date.

     The Pass-Through Rate on each of the Class A Certificates is fixed and set forth on the cover hereof.

     As described herein, the Class A Interest Distribution Amount allocable to the Class A Certificates is based on the Certificate Principal Balances thereof immediately prior to the related Distribution Date. The Certificate Principal Balance of any Class A Certificate as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced as described herein with respect to such Certificate.

     On any Distribution Date, the amount of the premium (the "Certificate Insurer Premium Amount") payable to the Certificate Insurer is equal to one-twelfth of the product of a percentage specified in the Pooling and Servicing Agreement and the Certificate Principal Balance of the Class A Certificates.

CLASS A PRINCIPAL DISTRIBUTION AMOUNT

     Holders of the Class A Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the amounts remaining for distribution after payments under clauses (a) through (d) under "--Payment of Available Funds" below, an amount (the "Class A Principal Distribution Amount"), in reduction of the Certificate Principal Balance thereof as described below, which equals the sum, without duplication, of (i) the portion of any Class A Carry-Forward Amount which relates to a shortfall in a distribution of an Overcollateralization Deficit, (ii) all scheduled and unscheduled amounts relating to principal with respect to the Mortgage Loans received by the Servicer during the related Collection Period to the extent actually received by the Trustee, (iii) the Principal Balance of each Mortgage Loan that either was repurchased by the Seller or by the Depositor, to the extent actually received by the Trustee, (iv) any Substitution Adjustments delivered by the Seller or the Depositor on the Servicer Remittance Date (as defined herein) in connection with a substitution of a Mortgage Loan, to the extent actually received by the Trustee, (v) the net Liquidation Proceeds collected by the Servicer of all Mortgage Loans during the prior calendar month (to the extent such net Liquidation Proceeds are related to principal) to the extent actually received by the Trustee, (vi) the amount of any Overcollateralization Deficit for such Distribution Date, (vii) the proceeds received by the Trustee of any termination of the Trust Fund (to the extent such proceeds are related to principal), (viii) without duplication of amounts distributed in clause (vi) above, the amount of any Overcollateralization Increase Amount for such Distribution Date; (ix) any monies released from the Pre-Funding Account as a prepayment of Class A Certificates on the Distribution Date which immediately follows the end of the Pre-Funding Period, minus (x) the amount of any Overcollateralization Reduction Amount for such Distribution Date.

     In no event will the Class A Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding Certificate Principal Balance of the Class A Certificates.

     Distributions of the Class A Principal Distribution Amount with respect to the Class A Certificates will be allocated to the Class A Certificates in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero.

     The "Principal Balance" of any Mortgage Loan (or related REO Property) as of any date of determination is the outstanding principal balance of such Mortgage Loan as of the Due Date preceding such date of determination, as such principal balance is specified for such Due Date in the amortization schedule (before any adjustments to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations (as defined herein)) or similar proceeding or any moratorium or similar waiver or grace period), after giving effect to prepayments received prior to such Due Date, Deficient Valuations incurred prior to such Due Date, and to the payment of principal due on such Due Date. The Principal Balance of a Mortgage Loan which becomes a Charged-off Loan (as defined herein) on or prior to such Due Date shall be zero.

     For purposes of receiving distributions with respect to principal, the Class A Certificates have been divided into six "sequential paying" classes. On each Distribution Date until the Class A-1 Certificate Principal Balance has been reduced to zero, the Holders of the Class A-1 Certificates will be entitled to receive 100% of the distribution with respect to the Class A Principal Distribution Amount on such Distribution Date. After the Class A-1 Certificate Principal Balance has been reduced to zero, the Holders of the Class A-2 Certificates will be entitled to receive 100% of such distributions with respect to principal until the Class A-2 Certificate Principal Balance has been reduced to zero. After the Class A- 2 Certificate Principal Balance has been reduced to zero, the Holders of the Class A-3 Certificates will be entitled to receive 100% of such distributions with respect to principal until the Class A-3 Certificate Principal Balance has been reduced to zero. After the Class A-3 Certificate Principal Balance has been reduced to zero, the Holders of the Class A-4 Certificates shall be entitled to receive 100% of such distributions with respect to principal until the Class A-4 Certificate Principal Balance has been reduced to zero. After the Class A-4 Certificate Principal Balance has been reduced to zero, the Holders of the Class A-5 Certificates shall be entitled to receive 100% of such distributions with respect to principal until the Class A-5 Certificate Principal Balance has been reduced to zero. After the Class A-5 Certificate Principal Balance has been reduced to zero, the Holders of the Class A-6 Certificates shall be entitled to receive 100% of remaining distributions of principal.

PAYMENT OF AVAILABLE FUNDS

     On each Distribution Date, the Trustee shall distribute the funds on deposit in the Certificate Account, together with the amount of any Insured Payments, as follows:

          (a) to the Certificate Insurer, the Certificate Insurer Premium
Amount;

          (b) to the Trustee, an amount equal to the Trustee's Fees then due to it;

          (c) from the Available Funds, to the Certificate Insurer the lesser of (x) the excess of (i) such Available Funds over (ii) the amount of the Insured Distribution Amount for such Distribution Date and (y) the amount of all Insured Payments and other payments made by the Certificate Insurer pursuant to the Certificate Insurance Policy which have not been previously repaid together with interest thereon at the rate set forth in the Insurance Agreement (the "Reimbursement Amount") as of such Distribution Date;

          (d) from amounts then on deposit in the Certificate Account (including any Insured Payments), to each of the Class A Certificateholders an amount equal to the related Class A Interest Distribution Amount (as described above);

          (e) from amounts then on deposit in the Certificate Account (including any Insured Payments), to each of the Class A Certificateholders an amount equal to the related Class A Principal Distribution Amount (as described above) as follows:

            (1) to the Class A-1 Certificateholders until the Class A-1 Certificate Principal Balance has been reduced to zero;

            (2) to the Class A-2 Certificateholders until the Class A-2 Certificate Principal Balance has been reduced to zero;

            (3) to the Class A-3 Certificateholders until the Class A-3 Certificate Principal Balance has been reduced to zero;

            (4) to the Class A-4 Certificateholders until the Class A-4 Certificate Principal Balance has been reduced to zero;

            (5) to the Class A-5 Certificateholders until the Class A-5 Certificate Principal Balance has been reduced to zero; and

            (6) to the Class A-6 Certificateholders until the Class A-6 Certificate Principal Balance has been reduced to zero;

          (f) following the making by the Trustee of all allocations, transfers and disbursements described above, from amounts then on deposit in the Certificate Account, the Trustee shall distribute to the Holders of the Subordinate Certificates, the amount remaining in the Certificate Account on such Distribution Date, if any.

Notwithstanding the foregoing, the aggregate amount on all Distribution
Dates to the Holders of each of the Class A Certificates on account of principal shall not exceed the Original Class A Principal Balance.

REPORT TO CERTIFICATEHOLDERS

     Pursuant to the Pooling and Servicing Agreement, on each Distribution Date the Trustee will deliver to the Certificate Insurer, each Certificateholder and the Depositor a written report containing information, including, without limitation, the amount of the distribution on such Distribution Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal balance of each of the Class A Certificates as of such Distribution Date, the amount of any Insured Payment included in such distributions on such Distribution Date and other such information as required by the Pooling and Servicing Agreement.

REGISTRATION OF THE CLASS A CERTIFICATES

     The Class A Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Certificate Owners will hold their Class A Certificates through the DTC in the United States, or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Class A Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customer's securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customer's securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and the Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $50,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Class A Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise their rights only indirectly through Participants and DTC.


                         SERVICING OF THE MORTGAGE LOANS

THE SERVICER

     Advanta will act as the Servicer of the Trust Fund. See "The Servicer."

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

     The Servicer will be obligated under the Pooling and Servicing Agreement to service and administer the Mortgage Loans, on behalf of the Trust Fund, solely in the best interests of and for the benefit of the Certificateholders and the Certificate Insurer in accordance with the terms of the Pooling and Servicing Agreement, and will have full power and authority to do any and all things in connection with such servicing and administration which it may deem necessary or desirable in accordance with the terms of the Pooling and Servicing Agreement.

     The Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Servicer alone were servicing the Mortgage Loans. The Servicer will be obligated under the Pooling and Servicing Agreement to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Notes and will be obligated, consistent with the other terms of the Pooling and Servicing Agreement, to follow such collection procedures as it would normally follow with respect to mortgage loans comparable to the Mortgage Loans and which are required to generally conform to the mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans for their own account in the jurisdictions in which the related Mortgaged Properties are located ("Accepted Servicing Practices"). Pursuant to the Pooling and Servicing Agreement, the Servicer will be required to make reasonable efforts to collect all payments called for under the terms of the related Mortgage Loan. Nonetheless, the Servicer, in determining the type of action that is reasonable to pursue may consider, among other things, the unpaid principal balance of a Mortgage Loan against the estimated cost of collection or foreclosure action, the unpaid balance of the related prior mortgage, if any, the condition and estimated market value ("as is" and "if repaired"), the estimated marketability of the related Mortgaged Property and the borrower's ability to repay. Consistent with the above, the Servicer will be permitted, in its discretion, to (i) waive any late payment charge or other charge in connection with any Mortgage Loan, and (ii) arrange a schedule, running for no more than 180 days after the Due Date of any installment due under the related Mortgage Note, for the liquidation of delinquent items.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

     In an effort to collect upon delinquent Mortgage Loans, the Servicer will attempt to contact the borrower to determine both ability and intent to pay. In accordance with the policies and procedures of the Servicer and in accordance with Accepted Servicing Practices and the REMIC provisions, appropriate action may be taken at the discretion of the Servicer, including but not limited to, extended payment arrangements, forbearance and referral for legal actions.

     Upon the earlier of (a) the date on which any payment due or portion thereof with respect to a Mortgage Loan has become delinquent for a period of 180 consecutive days, (b) the time at which a Mortgage Loan becomes a Liquidated Loan or (c) the date on which the Holder of the Subordinate Certificates repurchases such Mortgage Loan pursuant to the second succeeding paragraph, such Mortgage Loan will become a "Charged-off Loan." Once a Mortgage Loan becomes a Charged-off Loan, its Principal Balance, for purposes of the Trust Fund, will thereafter be considered to be zero.

     A "Liquidated Loan" is a Mortgage Loan as to which the Servicer, in its reasonable, good faith business judgment, in accordance with Accepted Servicing Practices has determined that all amounts which will be recovered with respect to such Mortgage Loan have been so recovered (exclusive of any possibility of a deficiency judgment).

     The Holder of the Subordinate Certificates may have the right to repurchase (up to 10% of the Maximum Collateral Amount) from the Trust Fund any Charged-Off Loan (or any Mortgage Loan which will imminently become a Charged-Off Loan) by depositing an amount equal to the related Loan Repurchase Price in the Certificate Account.

     Except as described below, the Servicer may foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will be required to follow such procedures as it follows with respect to similar mortgage loans held in its own portfolio. However, the Servicer shall not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (i) such foreclosure and/or restoration will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses in accordance with the Pooling and Servicing Agreement and (ii) such expenses shall be recoverable to it through Liquidation Proceeds (respecting which it shall reimburse itself for such expense prior to the deposit in the Collection Account of such proceeds).

     The Servicer will be permitted to foreclose against the Mortgaged Property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure, and in the event a deficiency judgment is available against the Mortgagor or any other person, may proceed for the deficiency.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be required to be issued to the Trustee, or to the Servicer in the name of the Trustee on behalf of the Trustee, the Certificateholders and the Certificate Insurer. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan is required to be considered to be a Mortgage Loan held in the Trust Fund until such time as the related Mortgaged Property is sold and such Mortgage Loan becomes a Liquidated Mortgage Loan. Consistent with the foregoing, for purposes of all calculations under the Pooling and Servicing Agreement, so long as such Mortgage Loan is an outstanding Mortgage Loan:

            (i) It will be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous partial prepayments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect, except that such schedule shall be adjusted to reflect the application of proceeds received in any month pursuant to the succeeding clause.

          (ii) Net proceeds (after payment of Servicer's expenses related to disposition) from such property received in any month shall be deemed to have been received first in payment of the accrued interest that remained unpaid on the date that title to the related Mortgaged Property was acquired by the Trust Fund, with the excess thereof, if any, being deemed to have been received in respect of the delinquent principal installments that remained unpaid on such date. Thereafter, net proceeds from such property received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan deemed to be due and payable in accordance with the terms of such Mortgage Note and such amortization schedule. If such net proceeds exceed the then unpaid REO amortization, the excess shall be treated as a partial principal prepayment received in respect of such Mortgage Loan.

          (iii) The amount of that portion of such net proceeds on such a Mortgage Loan that is allocable to interest to be allocated to the Servicing Fee with respect thereto shall be determined by multiplying such portion by the ratio of (A) the total amount of net proceeds allocable to interest as the rate at which the Servicing Fee is determined to (B) the Mortgage Interest Rate borne by such Mortgage Loan.

     In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, such Mortgaged Property will be required to be disposed of by or on behalf of the Trust Fund within two years after its acquisition by the Trust Fund unless (a) the Trustee and the Certificate Insurer shall have received an opinion of counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to two years after its acquisition (and specifying the period beyond such two-year period for which the Mortgaged Property may be held) will not cause the Trust Fund to be subject to the tax on prohibited transactions imposed by Code Section 860F(a)(1), otherwise subject the Trust Fund to tax or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (b) the Trustee (at the Servicer's expense) or the Servicer shall have applied for, prior to the expiration of such two-year period, an extension of such two-year period in the manner contemplated by Code Section 856(e)(3), in which case the two- year period shall be extended by the applicable period. The Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property.

     If the Servicer is aware that any Mortgaged Property may contain hazardous wastes, the Servicer may not institute a foreclosure proceeding or accept a deed in lieu of foreclosure without first obtaining the prior consent of the Certificate Insurer.

     In lieu of foreclosing upon any defaulted Mortgage Loan, the Servicer may, in its discretion, permit the assumption of such Mortgage Loan if, in the Servicer's reasonable judgment, such default is unlikely to be cured. In connection with any such assumption, the Mortgage Interest Rate of the related Mortgage Note and the payment terms will not be permitted to be changed. Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as servicing compensation.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     In addition to the Servicing Fee, the Servicer is entitled under the Pooling and Servicing Agreement to retain additional servicing compensation in the form of assumption and other administrative fees, release fees, bad check charges, any other servicing-related fees, Net Liquidation Proceeds not otherwise required to be deposited in the Certificate Account pursuant to the Pooling and Servicing Agreement, earnings paid on Permitted Investments and amounts held on deposit as investment earnings on a Collection Account shall be retained by or remitted to the Servicer to the extent not required to be remitted to the Trustee for deposit in the Certificate Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and shall not be entitled to reimbursement therefor except as specifically provided for therein.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage or Mortgage Note, the Mortgagor remains liable thereon. The Servicer is also authorized, with the prior approval of the Certificate Insurer, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note.

MAINTENANCE OF INSURANCE POLICIES AND ERRORS AND OMISSIONS AND FIDELITY COVERAGE

     The Servicer is required to cause to be maintained for each Mortgage Loan a fire and hazard insurance policy with extended coverage on the related Mortgaged Property in an amount which is not less than (a) the full insurable value of the Mortgaged Property securing such Mortgage Loan or (b) the unpaid principal balance of such Mortgage Loan plus the amount of any first lien, whichever is less. The Servicer will also be required to maintain or cause to be maintained fire and hazard insurance with extended coverage on each property acquired by the Trust Fund by foreclosure or by deed in lieu of foreclosure in an amount which is at least equal to the lesser of (i) the full insurable value of the improvements which are a part of such property and (ii) the principal balance owing on such Mortgage Loan at the time of such foreclosure or grant in lieu of foreclosure plus the amount of any senior lien plus accrued interest and related liquidation expenses; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. No earthquake or other additional insurance other than flood insurance is, under the Pooling and Servicing Agreement, to be required of any Mortgagor or to be maintained by the Servicer other than pursuant to the terms of the related Mortgage Note or Mortgage and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

     If the Mortgaged Property was located at the time of origination in a federally designated special flood hazard area, the Servicer will be obligated to cause to be maintained flood insurance in respect thereof to the extent available. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan plus the amount of any senior lien and (ii) the maximum amount of such insurance required by the terms of the related Mortgage Note or Mortgage and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program).

     Alternatively, the Servicer may obtain, at its own expense, a blanket insurance policy with an insurer insuring against flood, fire and hazard losses on all of the Mortgage Loans, which policy may contain a deductible clause, in which case the Servicer shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property a policy otherwise complying with the provisions described above, and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, deposit into the Certificate Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause.

     The Servicer will also be required under the Pooling and Servicing Agreement to maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond will, together, be substantially comparable to a policy or policies and bond otherwise complying with the requirements of FNMA for persons performing servicing for mortgage loans purchased by FNMA.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be insured by any government or government agency.

SERVICER REPORTS

     The Servicer is required to deliver to the Certificate Insurer, the Trustee and the Rating Agencies, not later than the last day of the third month following the end of the Servicer's fiscal year an Officers' Certificate stating that (i) the Servicer has fully complied with the servicing provisions of the Pooling and Servicing Agreement, (ii) a review of the activities of the Servicer during the preceding fiscal year and of performance under the Pooling and Servicing Agreement has been made under such officers' supervision, and (iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default. The first such Officer's Certificate shall be delivered by the Servicer in 1997.

     Not later than the last day of the third month following the end of the Servicer's fiscal year, the Servicer, at its expense, is required to cause to be delivered to the Certificate Insurer, the Trustee and the Rating Agencies from a firm of independent certified public accountants (who may also render other services to the Servicer) a statement to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans during the preceding calendar year (or such longer period from the Closing Date to the end of the following calendar year) and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Attestation Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with the Pooling and Servicing Agreement except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Attestation Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported.

EVENTS OF DEFAULT

     The Trustee, only at the direction of the Certificate Insurer or the majority Certificateholders, with the consent of the Certificate Insurer (in the case of any direction of the majority Certificateholders), may remove the Servicer upon the occurrence and continuation beyond the applicable cure period of an event described below (each an "Event of Default"):

          (a) any failure by the Servicer to remit to the Trustee any payment required to be made by the Servicer under the terms of the Pooling and Servicing Agreement which continues unremedied for 2 days; (b) the failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Certificateholder or the Certificate Insurer;

           (c) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in the Pooling and Servicing Agreement, or the failure of any representation and warranty set forth in the Pooling and Servicing Agreement, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, or to the Servicer and the Trustee by any Certificateholder or the Certificate Insurer;

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;

          (e) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; (f) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or (g) the delinquency or loss experience of the Mortgage Loan pool exceeds certain levels specified in the Pooling and Servicing Agreement.

REMOVAL AND RESIGNATION OF SERVICER

     The Servicer may not assign its obligations under the Pooling and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Servicer, the Certificate Insurer and the Trustee, or upon the determination that the Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer without the incurrence, in the reasonable judgment of the Certificate Insurer, of unreasonable expense. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

     Upon removal or resignation of the Servicer, the Trustee has agreed to be the Successor Servicer (the "Successor Servicer"). The Trustee, as Successor Servicer, will be obligated to make Delinquency Interest Advances and Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the majority Certificateholders (with the consent of the Certificate Insurer) or the Certificate Insurer so requests, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the Pooling and Servicing Agreement and subject to the approval of the Certificate Insurer any established mortgage loan servicing institution acceptable to the Certificate Insurer having a net worth of not less than $15,000,000 as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

     The Trustee and any other Successor Servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation as the Servicer. See "--Servicing and Other Compensation and Payment of Expenses" above.

TERMINATION; PURCHASE OF MORTGAGE LOANS

     The Trust Fund will terminate upon notice to the Trustee and the Certificate Insurer of either: (a) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Delinquency Interest Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (b) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing.

     Subject to provisions in the Pooling and Servicing Agreement concerning adopting a plan of complete liquidation, the Holders of the Residual Certificates or Servicer may, at their respective option and at their respective sole cost and expense (and if such option is not exercised by the Holders of the Residual Certificates or the Servicer, the Certificate Insurer may, in accordance with the provisions of the Pooling and Servicing Agreement, at its option and at its sole cost and expense), terminate the Trust Fund on any date on which the aggregate Principal Balance of the Mortgage Loans is less than 10% (with respect to such option of the Holders of the Residual Certificates) and with respect to the Servicer less than 5% of the Maximum Collateral Amount by purchasing, on the next succeeding Distribution Date, all of the property of the Trust Fund at a price equal to the sum of (a) the greater of (i) 100% of the aggregate Principal Balance of each outstanding Mortgage Loan and each REO Property and (ii) the fair market value (disregarding accrued interest) of the Mortgage Loans and REO Properties, determined as the average of three written bids (copies of which are to be delivered to the Trustee and the Certificate Insurer by the Servicer and the reasonable cost of which may be deducted from the final purchase price provided that such deduction does not result in a draw on the Certificate Insurance Policy) made by nationally recognized dealers acceptable to the Certificate Insurer and based on a valuation process which would be used to value comparable mortgage loans and REO property, plus (b) the greater of (x) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Collection Period and (y) 30 days' accrued interest thereon computed at a rate equal to the related Mortgage Interest Rate,
(c) in the event the Holders of the Residual Certificates or the Certificate Insurer exercise such option, plus any unpaid and accrued Servicing Fee or in the event the Servicer exercises such option, net of the Servicing Fee, and (d) any unreimbursed amounts due to the Certificate Insurer under the Pooling and Servicing Agreement or the Insurance Agreement. No such termination is permitted without the prior written consent of the Certificate Insurer if it would result in a draw on the Certificate Insurance Policy and the Certificate Insurer shall have received an opinion of counsel reasonably satisfactory to it stating that no amounts paid under the Pooling and Servicing Agreement are subject to recapture as preferential transfers under the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., as amended.

     The first date on which the Holders of the Residual Certificates may exercise their option is the "Clean-Up Call Date."

AMENDMENT

     The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee by written agreement, upon the prior written consent of the Certificate Insurer (which consent shall not be withheld if, in the opinion of counsel addressed to the Trustee and the Certificate Insurer, failure to amend would adversely affect the interests of the Certificateholders unless such consent would adversely affect the interests of the Certificate Insurer), without notice to, or consent of, the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement, provided that such action shall not, as evidenced by an opinion of counsel delivered to the Trustee and the Certificate Insurer, but not obtained at the expense of the Trustee or the Certificate Insurer, adversely affect in any material respect the interests of any Certificateholder (or 100% of the Class of Certificateholders so affected shall have consented); and provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party to the Pooling and Servicing Agreement without the consent of such party.

     The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Certificate Insurer (which consent shall not be withheld if, in the opinion of counsel addressed to the Trustee and the Certificate Insurer, failure to amend would adversely affect the interests of the Certificateholders unless such consent would adversely affect the interests of the Certificate Insurer), and the Holders of the majority of the Percentage Interest in the Class A Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Certificate Insurer receives an opinion of counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the Trust Fund as a REMIC or cause a tax to be imposed on the Trust Fund; and provided, further, that no such amendment shall reduce in any manner the amount of or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or reduce the percentage for each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of each Class of Certificates affected thereby.

     The rights of the Certificateholders of the Trust Fund will be determined pursuant to the Pooling and Servicing Agreement.


                                   THE TRUSTEE

     _________________, a _______________________, has been named Trustee pursuant to the Pooling and Servicing Agreement. The Trustee will serve initially as the custodian of the Trustee's Mortgage Files. The Pooling and Servicing Agreement provides that the Trustee shall be entitled to a fee (the "Trustee Fee") in respect of its services as Trustee.

     The Trustee shall at all times be a banking association organized and doing business under the laws of any State or the United States of America subject to suspension or examination by federal or state authority, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, whose short-term debt rating is rated "A-1+" by Standard & Poor's and "P-1" by Moody's and whose long-term deposits, if any, are rated at least "BBB" by Standard & Poor's and Baa2 by Moody's, or such lower rating as may be reasonably approved in writing by the Certificate Insurer. If at any time the Trustee shall cease to be eligible in accordance with the provisions described in this paragraph, it shall resign immediately in the manner and with the effect specified in the Pooling and Servicing Agreement.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall become effective upon the acceptance of appointment by a successor trustee.

     The Trustee, or any trustee or trustees hereafter appointed, may resign at any time in the manner set forth in the Pooling and Servicing Agreement. Upon receiving notice of resignation, the Certificate Insurer may and if the Certificate Insurer fails to, the Servicer shall promptly appoint a successor trustee or trustees acceptable to the Certificate Insurer and meeting the eligibility requirements set forth above in the manner set forth in the Pooling and Servicing Agreement. The Servicer will deliver a copy of the instrument used to appoint a successor trustee to the Certificateholders, the Certificate Insurer and the Depositor, and upon acceptance of appointment by a successor trustee in the manner provided in the Pooling and Servicing Agreement, the Servicer will give notice thereof to the Certificateholders. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     If the Trustee fails to perform in accordance with the terms of the Pooling and Servicing Agreement, the Certificate Insurer or the majority of Certificateholders with the consent of the Certificate Insurer, may remove the Trustee under the conditions set forth in the Pooling and Servicing Agreement and appoint a successor trustee in the manner set forth therein.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund and to vest in such person or persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the provisions of the Pooling and Servicing Agreement, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable.


          THE CERTIFICATE INSURANCE POLICY AND THE CERTIFICATE INSURER

                                [TO BE PROVIDED]


                        FEDERAL INCOME TAX CONSIDERATIONS

     For federal income tax purposes, one or more elections will be made to treat certain assets of the Trust Fund as a REMIC. The Class A Certificates will be treated as "regular interests" in a REMIC. For federal income tax purposes, regular interests in a REMIC are generally treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Holders of Class A Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Class A Certificates under an accrual method.

     In general, as a result of being regular interest in a REMIC, (i) Class A Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute "assets" within the meaning of Section 7701(a)(19)(C) of the Code; and (ii) Class A Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of
Section 856(c)(5)(a) of the Code. If less than 95% of the assets comprising the REMIC are assets qualifying under any of the foregoing sections of the Code, then the Class A Certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Interest on the Class A Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Class A Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code.

     All holders of Class A Certificates should see "Certain Federal Income Tax Consequences" in the accompanying Prospectus for a general discussion of the material anticipated federal income tax consequences of the purchase, ownership and disposition of regular interests in a REMIC.


                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties-in- Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plans.

     The DOL has granted an administrative exemption to __________________ (Prohibited Transaction Exemption _____, the "Exemption") which generally exempts from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of asset pools and the purchase, sale and holding of asset-backed pass-through certificates, including pass-through certificates evidencing interests in certain secured receivables, secured loans and other secured obligations, provided that certain conditions set forth in the Exemption are satisfied. Among the conditions that must be satisfied for the Exemption to apply are the following:

     1. The Acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     2. The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

     3. The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's, Moody's, Duff & Phelps Inc. ("D&P") or Fitch Investor Service, Inc. ("Fitch");

     4. The sum of all payments made to the Underwriter in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for the placement of the Class A Certificates. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Pooling and Servicing Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

     5. The Trustee is not an affiliate of any other member of the Restricted Group (as defined below); and

     6. The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

          The Trust Fund also must meet the following requirements:

     a. The corpus of the Trust Fund must consist solely of assets of the type which have been included in other investment pools;

     b. Certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of certificates; and

     c. Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Class A Certificates.

     In order for the Exemption to apply to certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes the Plan to acquire Class A Certificates, the Exemption requires, among other matters, that: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group (as defined below); (ii) such fiduciary (or its affiliate) is an obligor with respect to 5 percent or less of the fair market value of the obligations contained in the Trust Fund; (iii) the Plan's investment in Class A Certificates does not exceed twenty-five percent (25%) of all of the certificates outstanding at the time of the acquisition and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The Exemption does not apply to certain prohibited transactions in the case of Plans sponsored by the Underwriter, the Trustee, the Servicer, any obligor with respect to the Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of assets in the Trust Fund, any entity deemed to be a "sponsor" of the Trust Fund as such term is defined in the exemption, or any affiliate of any such party (the "Restricted Group").

     Prior to the earlier of (i) the date on which the Pre-Funding Period expires and (ii) the date on which the DOL amends the Exemption to permit the use thereunder of pre-funding accounts as described herein, Plans will not be permitted to purchase the Class A Certificates. On or after the earlier to occur of such dates, the Exemption may be available for the purchase of Class A Certificates by Plans. Before purchasing a Class A Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption and whether the conditions of any such exemption will be applicable to the Class A Certificates. Any fiduciary of an ERISA Plan considering whether to purchase a Class A Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     The sale of Certificates to an ERISA Plan is in no respect a representation by the Depositor or the Placement Agent that this investment meets all relevant legal requirements with respect to investments by ERISA Plans generally or any particular ERISA Plan, or that this investment is appropriate for ERISA Plans generally or any particular ERISA Plan.


                                LEGAL INVESTMENT

     The Class A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

     Additionally, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the Class A Certificates, since such Class A Certificates may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to such investments. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the Class A Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus Supplement.


                                  UNDERWRITING

     The Underwriter named below has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Depositor the respective principal amounts of the Class A Certificates set forth below.

     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Certificates offered hereby if any Class A Certificates are purchased. In the event of default by the Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

     The Depositor has been advised by the Underwriter that it proposes initially to offer each Class of Class A Certificates to the public at the related price set forth herein, and to certain dealers at such price less the initial concession not in excess of, based on Initial Certificate Principal Balances, _____% of the Class A-1 Certificates, _____% of the Class A-2 Certificates, _____% of the Class A-3 Certificates, _____% of the Class A-4 Certificates, _____% of the Class A-5 Certificates, and _____% of the Class A-6 Certificates. The Underwriter may allow and such dealers may reallow a concession not in excess of, based on Initial Certificate Principal Balances, _____% of the Class A-1 Certificates, _____% of the Class A-2 Certificates,
_____% of the Class A-3 Certificates, _____% of the Class A-4 Certificates,
_____% of the Class A-5 Certificates, and _____% of the Class A-6 Certificates, to certain other dealers. After the initial public offering of each Class of Class A Certificates, the public offering price and such concessions for such Class may be changed.

     The Underwriting Agreement provides that the Seller and the Depositor will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriter may be required to make in respect thereof.


                                REPORT OF EXPERTS

     The consolidated financial statements of the Certificate Insurer as of ___________, ____ and ___________, ____ and for the three years ended
___________, ____ incorporated by reference into this Prospectus Supplement have been audited by _________________, ______, independent accountants, as set forth in their report thereon, incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.


                                     RATINGS

     The Class A Certificates will be rated at their initial issuance "_____" by ____ and "____" by ____________ (the "Rating Agencies").

     The Rating Agencies' rating on mortgage loan asset-backed certificates address the likelihood of the receipt by the Certificateholders of payments required under the Pooling and the Servicing Agreement. The Rating Agencies' ratings take into consideration the claims paying ability of the Certificate Insurer.

     The Depositor has not requested a rating on the Class A Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Class A Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Certificates by the Rating Agencies.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the rating initially assigned to any of the Class A Certificates is subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Class A Certificates.


                                  LEGAL MATTERS

     Certain legal matters in connection with the issuance of the Class A Certificates will be passed upon by Stroock & Stroock & Lavan LLP, New York, New York. Certain legal matters relating to the Certificate Insurer and the Certificate Insurance Policy will be passed upon for the Certificate Insurer by
_________________.

             INDEX OF SIGNIFICANT PROSPECTUS SUPPLEMENT DEFINITIONS

TERM                                                                  PAGE

Accepted Servicing Practices...........................................
Accrual Period.........................................................
Advanta................................................................
Agreement..............................................................
Applicable Federal Rate................................................
Available Funds........................................................
Backup withholding.....................................................
Business Day...........................................................
Capitalized Interest Account...........................................
Cedel..................................................................
Certificate Account....................................................
Certificate Insurance Policy...........................................
Certificate Insurer....................................................
Certificate Insurer Premium Amount.....................................
Certificate Owners.....................................................
Certificateholders.....................................................
Certificates...........................................................
Charged-off Loan.......................................................
Charged-off Loan Loss..................................................
Class..................................................................
Class A Carry-Forward Amount...........................................
Class A Distribution Amount............................................
Class A Interest Distribution Amount...................................
Class A Principal Balance..............................................
Class A Principal Distribution Amount..................................
Class A Certificates...................................................
Class A-1 Certificates.................................................
Class A-2 Certificates.................................................
Class A-3 Certificates.................................................
Class A-4 Certificates.................................................
Class A-5 Certificates.................................................
Class A-6 Certificates.................................................
Class B Certificates...................................................
Clean-Up Call Date.....................................................
Closing Date...........................................................
Collection Account.....................................................
Collection Period......................................................
Combined Loan-to-Value Ratio...........................................
Compensating Interest..................................................
Credit Bureau Risk Score...............................................
 Cut-off Date..........................................................
D&P....................................................................
Daily portions.........................................................
Deficiency Amount......................................................
Delinquency Interest Advances..........................................
Depositor..............................................................
Disqualified Persons...................................................
Distribution Date......................................................
DOL....................................................................
DTC....................................................................
DTI....................................................................
Due Date...............................................................
Due-on-Sale............................................................
Eligible Account.......................................................
ERISA..................................................................
Euroclear..............................................................
Event of Default.......................................................
Excess Cashflow........................................................
Excess Overcollateralization Amount....................................
Exemption..............................................................
Fair, Isaac............................................................
FDIC...................................................................
Fiscal Agent...........................................................
Fitch..................................................................
GAAP...................................................................
Garn-St Germain Act....................................................
HUD....................................................................
Initial Certificate Principal Balance..................................
Initial Mortgage Loans.................................................
Insured Distribution Amount............................................
Insured Payment........................................................
Liquidated Loan........................................................
Loan Repurchase Price..................................................
Maximum Collateral Amount..............................................
Memorandum.............................................................
MLA....................................................................
Moody's................................................................
Mortgage Interest Rate.................................................
Mortgage Loans.........................................................
Mortgage Note..........................................................
Mortgage Pool..........................................................
Mortgaged Properties...................................................
Mortgages..............................................................
Non-U.S. Person........................................................
Nonrecoverable Advance.................................................
Notice.................................................................
OID Regulations........................................................
Original Class A Principal Balance.....................................
Original Pre-Funded Amount.............................................
OTS....................................................................
Overcollateralization Amount...........................................
Overcollateralization Deficit..........................................
Overcollateralization Increase Amount..................................
Overcollateralization Reduction Amount.................................
Owner..................................................................
Parties-in-Interest....................................................
Percentage Interest....................................................
Plan...................................................................
Pre-Funding Account....................................................
Pre-Funding Period.....................................................
Preference Amount......................................................
Prepayment Assumption..................................................
Principal Balance......................................................
Pooling and Servicing Agreement........................................
Prospectus.............................................................
Prospectus Supplement..................................................
Qualified Substitute Mortgage Loan.....................................
Rating Agencies........................................................
Record Date............................................................
Residual Certificate...................................................
Regulations............................................................
Reimbursement Amount...................................................
Relief Act.............................................................
REMIC..................................................................
Remittance Date........................................................
Required Overcollateralization Level...................................
Restricted Group.......................................................
S&P....................................................................
Seller.................................................................
Senior Liens...........................................................
Senior Percentage......................................................
Servicer...............................................................
Servicer Remittance Amount.............................................
Servicer Remittance Date...............................................
Servicing Advances.....................................................
Servicing Fee..........................................................
Servicing Fee Rate.....................................................
Similar Law............................................................
SMMEA..................................................................
Standard & Poor's......................................................
Startup Day............................................................
Statistical Calculation Date...........................................
Subordinate Mortgage Ratio.............................................
Subordinate Certificates...............................................
Subsequent Cut-Off Date................................................
Subsequent Mortgage Loans..............................................
Subsequent Transfer Date...............................................
Substitution Adjustment................................................
Successor Servicer.....................................................
Title V................................................................
Trust Fund.............................................................
Trustee................................................................
Trustee Fee............................................................
Trustee's Mortgage File................................................
Underwriter............................................................